Exhibit 10.1

KEMET ELECTRONICS CORPORATION and

KEMET ELECTRONICS MARKETING (S) PTE LTD.,

as Borrowers

LOAN AND SECURITY AGREEMENT

Dated as of September 30, 2010

$50,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Agent,

and

BANC OF AMERICA SECURITIES LLC,

as Lead Arranger and Bookrunner

7.5.	No Assumption of Liability	53
7.6.	Further Assurances	53
Section 8.	COLLATERAL ADMINISTRATION	53
8.1.	Borrowing Base Certificates	53
8.2.	Administration of Accounts	54
8.3.	Administration of Inventory	55
8.4.	Administration of Equipment	55
8.5.	Administration of Deposit Accounts	56
8.6.	General Provisions	56
8.7.	Power of Attorney	58
8.8.	Conflict with Singapore Debenture	58
Section 9.	REPRESENTATIONS AND WARRANTIES	58
9.1.	General Representations and Warranties	58
9.2.	Complete Disclosure	64
9.3.	Amendment of Schedules	64
Section 10.	COVENANTS AND CONTINUING AGREEMENTS	64
10.1.	Affirmative Covenants	64
10.2.	Negative Covenants	67
10.3.	Financial Covenant	73
Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	73
11.1.	Events of Default	73
11.2.	Remedies upon Default	74
11.3.	License	75
11.4.	Setoff	75
11.5.	Remedies Cumulative; No Waiver	76
Section 12.	AGENT	76
12.1.	Appointment, Authority and Duties of Agent	76
12.2.	Agreements Regarding Collateral and Field Examination Reports	77
12.3.	Reliance By Agent	78
12.4.	Action Upon Default	78
12.5.	Ratable Sharing	78
12.6.	Indemnification of Agent Indemnitees	78
12.7.	Limitation on Responsibilities of Agent	79
12.8.	Successor Agent and Co-Agents	79
12.9.	Due Diligence and Non-Reliance	80
12.10.	Replacement of Certain Lenders	80
12.11.	Remittance of Payments and Collections	80
12.12.	Agent in its Individual Capacity	81
12.13.	Agent Titles	81
12.14.	No Third Party Beneficiaries	81
Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	81
13.1.	Successors and Assigns	81
13.2.	Participations	81
13.3.	Assignments	82
Section 14.	MISCELLANEOUS	82
14.1.	Consents, Amendments and Waivers	82
14.2.	Indemnity	83
14.3.	Notices and Communications	83
14.4.	Performance of Borrowers’ Obligations	84
14.5.	Credit Inquiries	84
14.6.	Severability	84

ii

14.7.	Cumulative Effect; Conflict of Terms	84
14.8.	Counterparts	85
14.9.	Entire Agreement	85
14.10.	Relationship with Lenders	85
14.11.	No Advisory or Fiduciary Responsibility	85
14.12.	Confidentiality	85
14.13.	Certifications Regarding Senior Notes Documents	86
14.14.	GOVERNING LAW	86
14.15.	CONSENT TO FORUM	86
14.16.	Waivers by Borrowers	86
14.17.	Patriot Act Notice	87
14.18.	Judgment Currency	87

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice
Exhibit D	Certain Account Debtors
Exhibit E-1	Notice of Borrowing for U.S. Revolver Loans
Exhibit E-2	Notice of Borrowing for Singapore Base Rate Revolver Loans
Exhibit E-3	Notice of Borrowing for Singapore LIBOR Revolver Loans

Schedule 1.1	Revolver Commitments of Lenders
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plan Disclosures
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.6	Scheduled Asset Dispositions
Schedule 10.2.8	Certain Borrowed Money
Schedule 10.2.9	Permitted Restructuring Transactions
Schedule 10.2.17	Existing Affiliate Transactions

iii

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of September 30, 2010, among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“U.S. Borrower”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrower, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”), and BANC OF AMERICA SECURITIES LLC, a Delaware limited liability company, as lead arranger (in such capacity, “Lead Arranger”) and bookrunner (in such capacity, “Bookrunner”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.         DEFINITIONS; RULES OF CONSTRUCTION

1.1.         Definitions.  As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: as to each Borrower, 85% of the Value of Eligible Accounts of such Borrower.

Acquisition: any acquisition of all or substantially all assets of a Person or more than 50% of the Equity Interests in a Person.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent, Lead Arranger, Bookrunner and their respective officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Aggregate Availability: the Aggregate Borrowing Base minus the principal balance of all Revolver Loans and LC Obligations.

Aggregate Borrowing Base: the sum of the U.S. Borrowing Base plus the Singapore Borrowing Base.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter:

Level	Fixed Charge Coverage Ratio	U.S. Base Rate Revolver Loans	U.S. LIBOR Revolver Loans	Singapore Base Rate Revolver Loans	Singapore LIBOR Revolver Loans

I	< 1.10	2.50%	3.50%	2.75%	3.75%
II	> 1.10 < 1.50	2.25%	3.25%	2.50%	3.50%
III	> 1.50	2.00%	3.00%	2.25%	3.25%

Until the later of (a) March 30, 2011 and (b) receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the Fiscal Quarter ending December 31, 2010, margins shall be determined as if Level II were applicable.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt.  If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Assignment Notice: an assignment notice delivered by a Lender and Eligible Assignee, in the form of Exhibit C.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) the VAT Reserve; (f) the Dilution Reserve; (g) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (h) preferential claims having priority over a floating charge pursuant to Section 328 of the Companies Act, Chapter 50 of Singapore; (i) debit memos aged less than sixty (60) days past due, unprocessed credits and Accounts that have been subject to revaluation as a result of being denominated in a foreign currency; and (j) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank of America-Singapore Branch: Bank of America, N.A., acting through its Singapore Branch.

Bank Product: any of the following products, services or facilities extended to any Obligor or Subsidiary by Bank of America or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Obligor or Subsidiary, other than Letters of Credit.

Bank Product Debt: Debt and other obligations of an Obligor or Subsidiary relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves reasonably established by Agent from time to time in respect of Bank Product Debt.

Bankruptcy Code: Title 11 of the United States Code.

BAS: Banc of America Securities LLC, a Delaware limited liability company, and its successors and assigns.

Base Amount: as defined in Section 10.2.3.

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a thirty (30) day interest period as determined on such day, plus 1.0%.

Base Rate Revolver Loan: collectively and individually, the U.S. Base Rate Revolver Loans and Singapore Base Rate Revolver Loans.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, including, without limitation, the Senior Notes and Convertible Notes, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrowing: a group of Revolver Loans of one Type that are made on the same day or are converted into Revolver Loans of one Type on the same day.

Borrowing Base: (a) the U.S. Borrowing Base, in the case of U.S. Borrower, (b) the Singapore Borrowing Base, in the case of Singapore Borrower, and (c) the U.S. Borrowing Base and the Singapore Borrowing Base, collectively, in each case as the context may require.

Borrowing Base Certificate: a certificate, in form and substance reasonably satisfactory to Agent, by which Borrower Agent certifies its calculation of the Borrowing Base of each Borrower.

Business Day: (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, (b) if such day relates to a LIBOR Revolver Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market, and (c) if such day relates to any Borrowing, payment or rate selection by Singapore Borrower, any such day on which commercial banks are not authorized to close under the laws of, or are in fact closed in, Singapore.

Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, other than to the extent made with casualty or condemnation proceeds.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all reasonable fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Dominion Trigger Period: the period (a) commencing on the earliest day that (i) an Event of Default occurs, (ii) for five (5) consecutive Business Days, Aggregate Availability has been less than the greater of (A) 15% of the aggregate Revolver Commitments at such time and (B) $7,500,000, or (iii) for five (5) consecutive Business Days, U.S. Availability has been less than $3,750,000; and (b) continuing until, during the preceding forty-five (45) consecutive days, (i) no Event of Default has existed, (ii) Aggregate Availability has been greater than the greater of (A) 15% of the aggregate Revolver Commitments and (B) $7,500,000 at all times, and (iii) U.S. Availability has been greater than $3,750,000 at all times.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing not more than 12 months after the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits and bankers’ acceptances of and overnight bank deposits with any commercial bank having, or which is the principal banking subsidiary of a bank holding company that is a member of the Federal Reserve System or a bank or trust company organized in any member state of the European Union having, capital and surplus aggregating in excess of $500,000,000 (or its Eurodollar equivalent) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than 12 months from the date of acquisition; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated at least A-1 (or the equivalent) by S&P or at least P-1 (or the equivalent) by Moody’s, and maturing not more than one year after the date of acquisition; and (e) shares of any money market fund that has at least 95% of its assets invested continuously in the types of investments referred to above.

Cash Management Services: any services provided from time to time by Bank of America or any of its Affiliates to any Obligor or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all Borrowers; (b) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the outstanding voting power of the Equity Interests of the Borrowers or their direct or indirect parents; (c) a change in the majority of directors of Parent, unless approved by the then majority of directors; or (d) all or substantially all of a Borrower’s assets are sold or transferred, other than sale or transfer to another Borrower.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, actual documented reasonable out-of-pocket attorneys’ fees of one legal counsel per relevant jurisdiction and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all reasonable costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2; or (d) the Put Early Termination Date if, as of the Put Early Termination Date, (i) all of the then outstanding Convertible Notes have not been converted into shares of common stock of Parent in accordance with the terms of the Convertible Notes Documents and Applicable Law, (ii) subject to the Refinancing Conditions, all of the then outstanding Convertible Notes have not been refinanced with unsecured notes that have a maturity date of at least ninety (90) days after the Revolver Termination Date, (iii) Agent has not established a reserve hereunder in respect of the then outstanding Convertible Notes, with Aggregate Availability after giving effect to such reserve at all times not less than $5,000,000, or (iv) Parent has not provided for the repayment of the Convertible Note by depositing into an investment account at Bank of America cash in an aggregate amount equal to the then outstanding amount of such Convertible Notes.

Compliance Certificate: a certificate, in form and substance reasonably satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3 and calculate the applicable Level for the Applicable Margin.

Consolidated Interest Expense: as defined in the Senior Notes Indenture.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Convertible Notes: the 2.25% Convertible Senior Notes due 2026 issued by Parent pursuant to the Convertible Notes Indenture.

Convertible Notes Documents: collectively, the Convertible Notes Indenture, the Convertible Notes and all agreements (including any security agreement), documents and instruments executed or delivered in connection with any of the foregoing, in each case as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

Convertible Notes Indenture: the Indenture dated as of November 1, 2006 among Parent, as issuer, and Indenture Trustee, as trustee, as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

Copyright Security Agreement: each copyright security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in copyrights, as security for the Obligations.

Covenant Testing Trigger Period: the period (a) commencing on the earliest day that (i) an Event of Default occurs, (ii) Aggregate Availability is less than the greater of (A) 15% of the aggregate Revolver Commitments at such time and (B) $7,500,000, or (iii) U.S. Availability is less than $3,750,000; and (b) continuing until, during the preceding forty-five (45) consecutive days, (i) no Event of Default has existed, (ii) Aggregate Availability has been greater than the greater of (A) 15% of the aggregate Revolver Commitments and (B) $7,500,000 at all times, and (iii) U.S. Availability has been greater than $3,750,000 at all times.

Credit Judgment: Agent’s commercially reasonable judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could reasonably be expected to result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) Borrowed Money; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one (1) Business Day, or (b) is the subject of any Insolvency Proceeding.

Deposit Account Control Agreements: (a) in the case of U.S. Borrower or any Domestic Subsidiary, the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account (other than an Excluded Deposit Account) for each such Person, in favor of Agent for the benefit of Secured Parties, as security for the Obligations, each which Deposit Account Control Agreement shall be reasonably satisfactory to Agent; and (b) in the case of each Foreign Subsidiary that is an Obligor, the Deposit Account Control Agreements to be executed by each institution maintaining a Deposit Account (other than an Excluded Deposit Account) for each such Person, in favor of Agent for the benefit of the Secured Parties, as security for the Singapore Obligations, each which Deposit Account

Control Agreement shall be reasonably satisfactory to Agent.

Dilution Percent: for each Borrower, the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of such Borrower, divided by (b) gross sales of such Borrower.

Dilution Reserve: a reserve in amounts established by Agent from time to time in its Credit Judgment to reflect that the Dilution Percent is or is reasonably anticipated to be greater than five percent (5%) and is not, in its Credit Judgment, adequately reserved for on Borrowers’ books.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Domestic Subsidiary: a Subsidiary that is not a Foreign Subsidiary.

Dominion Account: (a) a special account of U.S. Borrower established at Bank of America, over which Agent has exclusive control for withdrawal purposes during a Cash Dominion Trigger Period; (b) a special account of Singapore Borrower established at Bank of America-Singapore Branch, over which Agent has exclusive control for withdrawal purposes (subject to Singapore Borrower’s right to reborrow in accordance with the terms of this Agreement).

Dormant Australian Subsidiary: each of KEMET Electronics Pty Ltd., an Australian corporation, and KEMET Tantalum Pty Ltd., an Australian corporation.

EBITDA: for any period, for Parent and its Subsidiaries on a consolidated basis, an amount equal to net income for such period plus (a) the following to the extent deducted in calculating such net income, without duplication: (i) Consolidated Interest Expense for such period; (ii) the provision for federal, state, local and foreign income taxes payable by Parent and its Subsidiaries for such period; (iii) the amount of depreciation and amortization expense for such period; (iv) all non-cash impairment charges (to the extent not captured in amortization) for such period; (v) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Parent and its Subsidiaries; (vi) all non-cash expenses attributable to minority interests in Subsidiaries; (vii) all other non-cash charges (which, for the avoidance of doubt, shall not include write downs of Inventory); (viii) non-cash losses from foreign currency translations; (ix) fees, expenses or charges relating to the preparation, negotiation and delivery of, and the closing of the financing transactions contemplated by, the Loan Documents and the Senior Notes; (x) Net Restructuring Charges (if the result of the calculation of Net Restructuring Charges is positive); (xi) losses in respect of any Asset Disposition by Parent and its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis; (xii) any net losses attributable to the early extinguishment of Debt; and (xiii) any expenses or charges related to any equity offering, any Investment permitted hereunder, any recapitalization or Debt permitted hereunder (whether or not successful), the offering of the Senior Notes or the entering into of this Agreement and the issuance of Revolver Loans; and minus (b) the following to the extent included in calculating such net income, without duplication: (i) non-cash gains from foreign currency translations to the extent included in calculating such net income for such period; (ii) all non-cash items increasing net income for such period; (iii) Net Restructuring Charges (if the result of the calculation of Net Restructuring Charges is negative); (iv) gains in respect of any Asset Disposition by Parent and its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis; and (v) any net gains attributable to the early extinguishment of Debt.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars, Euros, Great Britain Pounds, Swedish Krona, Swiss Francs or Singapore Dollars, and is deemed by Agent, in its Credit Judgment, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if:

(a)           it is unpaid for more than sixty (60) days after the original due date, or more than one hundred twenty (120) days after the original invoice date;

(b)           25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause;

(c)           when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds, (i) in the case of U.S. Borrower, 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of U.S. Borrower, and (ii) in the case of Singapore Borrower, 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of Singapore Borrower;

(d)           it does not conform with a covenant or representation herein;

(e)           it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, rebate, price adjustment, price protection or allowance (but ineligibility shall be limited to the amount thereof);

(f)            an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; provided, that Agent in its sole discretion may determine that such Account shall not be ineligible to the extent payment thereof has been authorized pursuant to a final, nonappealable judicial order or decree;

(g)           it is owing from any of the Account Debtors listed on Exhibit D, as updated by Borrowers from time to time with the consent of Agent (which consent may be granted or withheld in Agent’s sole discretion), or it is owing from any Account Debtor which is organized or has its principal office or assets in The People’s Republic of China (other than Hong Kong);

(h)           it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; provided, that Accounts not to exceed $250,000 in the aggregate which are owing by any Governmental Authority shall not be excluded by virtue of this clause (h);

(i)            it is not subject to a duly perfected, first priority Lien in favor of Agent (including, with respect to Accounts owing by an Account Debtor which is organized or has its principal office or assets in Sweden or the Netherlands, as a result of such Account Debtor being notified of the grant of such Lien by appropriate letter or legended invoice, in customary form and otherwise in form and content satisfactory to Agent), or is subject to any other Lien (other than Permitted Liens of the types described in Sections 10.2.2(c) and (g));

(j)            the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)           it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)            its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)          it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, from a ship from stock and debit sale, or from a sale to a Person for personal, family or household purposes;

(n)           it represents a progress billing or retainage;

(o)           it arises from a sale of scrap materials; or

(p)           it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than sixty (60) days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within three (3) Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion; provided, that, in each case, such Person shall be (i) a resident of Singapore for Singapore tax purposes or (ii) acting through a Lending Office which has been granted a waiver by the Inland Revenue Authority of Singapore in respect of payments under Section 12(6) of the Income Tax Act Chapter 134 of Singapore to be made to such Lending Office free of Singapore withholding tax.

Eligible Equipment:  Equipment owned by U.S. Borrower that Agent, in its Credit Judgment, deems to be Eligible Equipment.  Without limiting the foregoing, no Equipment shall be Eligible Equipment unless:

(a)           it is the subject of an Equipment Appraisal;

(b)           it is located in the United States;

(c)           it was purchased by U.S. Borrower in the Ordinary Course of Business and is necessary or useful to the operations of U.S. Borrower’s business;

(d)           it has been delivered to and accepted by U.S. Borrower and installed at premises owned or leased by U.S. Borrower;

(e)           it is subject to Agent’s Liens, which are perfected as to such Equipment, and is not subject to any other Lien whatsoever (other than Permitted Liens of the types described in Sections 10.2.2(c) and (g));

(f)            it does not constitute a fixture under Applicable Law unless each landlord and mortgagee in respect of such premises have executed in favor of Agent a Lien Waiver;

(g)           it does not constitute an accession to other Equipment that is subject to any Lien (whether or not a Permitted Lien) in favor of any Person other than Agent unless the holder of any such Lien agrees to disclaim any interest in such Eligible Equipment; and

(h)           it does not constitute furniture, computer hardware or software (other than computer hardware or software that is part of manufacturing equipment).

Eligible Inventory: Inventory owned by U.S. Borrower that Agent, in its Credit Judgment, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it:

(a)           is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)           is not held on consignment, nor subject to any deposit or down payment;

(c)           is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; provided, that any such defective Inventory for which Agent has received a written appraisal, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely, shall be deemed eligible to the extent of the appraised Value thereof;

(d)           is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods (unless such returned or repossessed goods are otherwise saleable);

(e)           meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)            conforms with the covenants and representations herein;

(g)           is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than Permitted Liens of the types described in Sections 10.2.2(c), (g) and (m));

(h)           is within the continental United States, is not in transit except between locations of U.S. Borrower, and is not consigned to any Person;

(i)            is not subject to any warehouse receipt or negotiable Document;

(j)            is not subject to any License or other arrangement that restricts U.S. Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)           is not located on leased premises or in the possession of a warehouseman,

processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and

(l)            is reflected in the details of a current perpetual inventory report.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equipment: as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

Equipment Appraisal: with respect to (a) Equipment owned by U.S. Borrower as of the Closing Date, a written appraisal of such Equipment delivered to Agent, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely, and (b) Equipment purchased by U.S. Borrower in each Loan Year after the Closing Date, a written appraisal of such Equipment purchased in such Loan Year delivered to Agent, in form, scope and methodology, and by an appraiser, reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; provided, that there shall be no more than one (1) Equipment Appraisal in any Loan Year and each Equipment Appraisal shall be at Borrowers’ sole cost and expense.  For the avoidance of doubt, U.S. Borrower shall not be required to (but may) provide an Equipment Appraisal in any Loan Year after the Closing Date and, in the event that U.S. Borrower does not in any Loan Year after the Closing Date provide an Equipment Appraisal, no Equipment purchased in such Loan Year shall be Eligible Equipment at any time.

Equipment Formula Amount: the lesser of (a) $3,000,000 and (b) 70% of the NOLV Percentage of the Value of Eligible Equipment.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a U.S. Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excluded Deposit Account:  (a) a Deposit Account that is (i) exclusively used for payroll, payroll taxes or employee benefits, (ii) an escrow account, (iii) a trust account, or (iv) a zero balance account, (b) a Deposit Account of an Obligor other than FELCO containing not more than $150,000 at any time; provided, that the aggregate balance of all Excluded Deposit Accounts described in this clause (b) shall not at any time exceed $1,000,000, and (c) a Deposit Account of FELCO containing not more than $1,000,000 at any time.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; and (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax.

Extraordinary Expenses: all actual and documented reasonable out-of-pocket costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement between Bank of America, BAS and Parent.

FELCO: The Forest Electric Company, an Illinois corporation.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent for accounting and tax purposes, ending on March 31 of each year.

Fixed Charge Coverage Ratio: at any time, the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recently ended period of four Fiscal Quarters, of (a) EBITDA for such period minus Capital Expenditures made and cash taxes paid, in each case during such period, to (b) Fixed Charges for such period.

Fixed Charges: for any period, the sum of (a) Consolidated Interest Expense to the extent paid in cash during such period (net of cash interest income), plus (b) principal payments made in cash on Borrowed Money during such period (other than principal payments (i) made in connection with the closing of the offering of the Senior Notes and (ii) reducing the outstanding amounts of Borrowed Money associated with revolving, overdraft or factoring facilities unless such principal payments are accompanied by a permanent reduction in the amount available for borrowing under such facility), plus (c) Distributions, dividends and stock buybacks made in cash during such period.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: (a) with respect to U.S. Borrower, any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof; and (b) with respect to Singapore Borrower, any Lender that is (i) not a resident in Singapore for Singapore tax purposes and (ii) whose Lending Office has not been granted a waiver by the Inland Revenue Authority of Singapore in respect of payments under Section 12(6) of the Income Tax Act, Chapter 134 of Singapore (“ITA”) to be made to such Lending Office free of Singapore withholding tax.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); provided, that no Cash Collateralization shall be required for “Full Payment” to have occurred with respect to unasserted indemnification obligations which by their terms survive termination of this Agreement or any other Loan Document; and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date.  No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Revolver Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantors: Parent, KEMET Services Corporation, a Delaware corporation, KRC Trade Corporation, a Delaware corporation, FELCO, and each other Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Indenture Trustee: Wilmington Trust Company, as the trustee under the Convertible Notes Indenture or the Senior Notes Indenture, as applicable.

Information: as defined in Section 14.12.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, provincial, federal or foreign law for or in relation, or any agreement of such Person to, (a) the entry of an order for relief or the filing of a proposal or intent to file a proposal under the Bankruptcy Code or any other insolvency, debtor relief or debt adjustment law; (b) the winding-up, judicial management, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such Person; (c) the appointment of a receiver, trustee, liquidator, administrator, judicial manager, conservator or other custodian for such Person or any part of its Property; (d) the enforcement of any security over the Collateral or any material part thereof; (e) the enforcement of any security over any asset or assets (other than the Collateral) of such Person which the Required Lenders reasonably determine has or is likely to have a Material Adverse Effect; (f) an assignment or trust mortgage for the benefit of creditors; or (g) any analogous procedure or step is taken in any jurisdiction which would have an analogous or equivalent effect to any of the foregoing clauses (a) to (f) of this definition.

Insurance Assignment: each collateral assignment of insurance pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s rights under business interruption or other insurance policies as Agent deems appropriate, as security for the Obligations; provided, that any such assignment by Singapore Borrower or any other Foreign Subsidiary that is an Obligor shall only provide security for the Singapore Obligations.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing and all goodwill relating thereto; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period: as defined in Section 3.1.3.

Interest Rate Fixing Day: in relation to any Interest Period, two (2) Business Days before the first day of such Interest Period.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: the lesser of (a) $4,000,000 and (b) 40% of the Value of Eligible Inventory.

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: any Acquisition; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

Issuing Bank: U.S. Issuing Bank, in the case of U.S. Letters of Credit issued in favor of U.S. Borrower, and Singapore Issuing Bank, in the case of Singapore Letters of Credit issued in favor of Singapore Borrower.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

KEMET Asia Pacific: KEMET Electronics Asia Pacific Pte Ltd., a Singapore corporation.

LC Application: an application by a Borrower (or Borrower Agent on behalf of any Borrower) to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the U.S. LC Obligations do not exceed the U.S. Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation) and the Singapore LC Obligations do not exceed the Singapore Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than three hundred sixty-five (365) days from issuance, in the case of standby Letters of Credit (subject to automatic renewals), (ii) no more than one hundred twenty (120) days from issuance, in the case of documentary Letters of Credit, and (iii) at least twenty (20) Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: (a) the U.S. LC Obligations, in the case of U.S. Borrower, (b) the Singapore LC Obligations, in the case of Singapore Borrower, and (c) the U.S. LC Obligations and the Singapore LC Obligations, collectively, in each case as the context may require.

LC Request: a request for issuance of a Letter of Credit, to be provided by a Borrower (or Borrower Agent on behalf of such Borrower) to Issuing Bank, in form reasonably satisfactory to Agent and Issuing Bank.

LC Reserve: with respect to the U.S. Letters of Credit, the aggregate of all U.S. LC Obligations, and with respect to the Singapore Letters of Credit, the aggregate of all Singapore LC Obligations, in each case, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: (a) the U.S. Letters of Credit, in the case of U.S. Borrower, (b) the Singapore Letters of Credit, in the case of Singapore Borrower, and (c) the U.S. Letters of Credit and the Singapore

Letters of Credit, collectively, in each case as the context may require.

Letter of Credit Subline: $10,000,000.

LIBOR: for any Interest Period with respect to a LIBOR Revolver Loan, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Revolver Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Revolver Loan: collectively and individually, the U.S. LIBOR Revolver Loans and Singapore LIBOR Revolver Loans.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, fixed charges, floating charges, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Local Time: (a) local time in Singapore with respect to the receipt and sending of notices, and the disbursements and payments made with respect to, the Singapore Facility, and (b) local time in New York in all circumstances other than those referred to in the preceding clause (a).

Margin Stock: as defined in Regulation U of the Board of Governors.

Market Disruption Event: before close of business on any Interest Rate Fixing Day for any Interest Period, Agent receives notification from a Lender that the cost to it of obtaining matching deposits in the London interbank Eurodollar market would be in excess of LIBOR.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on (i) the business, operations, Properties or financial condition of the Obligors, taken as a whole, (ii) the value of any material Collateral, (iii) the enforceability of any material Loan Document, or (iv) the validity or priority of Agent’s Liens on any material Collateral; (b) impairs the ability of any Obligor to perform any material obligation under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any material Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Subordinated Debt, or Debt in an aggregate amount of $5,000,000 or more.

Mexico Pledge Agreement: the Pledge Agreement of even date herewith, among U.S. Borrower, Agent and a Person reasonably acceptable to Agent, as depositary, pursuant to which U.S. Borrower has granted to Agent a Lien on U.S. Borrower’s Inventory located in Mexico.

Mexico Pledge Documents:  the Mexico Pledge Agreement and all other documents, instruments and agreements now or hereafter executed and/or delivered which are required to perfect Agent’s Lien on U.S. Borrower’s Inventory located in Mexico.

Moneylenders Act: means the Singapore Moneylenders Act 2008, Act 31 of 2008.

Moneylenders Act Reservation: means, if a Lender is an unlicensed moneylender (as defined in the Moneylenders Act) and is not an excluded moneylender (as defined in the Moneylenders Act), then the obligations of the Singapore Borrower to that Lender under the Loan Documents may be unenforceable against the Singapore Borrower and any money paid by or on behalf of that Lender under the Loan Documents may not be recoverable.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Restructuring Charges: for any period, the amount of (a) costs charged to expense in respect of personnel reductions and manufacturing relocations in such period, less (b) costs paid or settled in respect of personnel reductions and manufacturing relocations in such period.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Equipment, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Equipment Appraisal of U.S. Borrowers’ Equipment.

Notice of Borrowing: a Notice of Borrowing to be provided by (a) a Senior Officer of U.S. Borrower to request the funding of a Borrowing of U.S. Revolver Loans or (b) a Senior Officer of Singapore Borrower to request the funding of a Borrowing of Singapore Revolver Loans, in each case in the form of Exhibit E-1, Exhibit E-2 or Exhibit E-3, as applicable.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by (a) U.S. Borrower to request a conversion or continuation of any U.S. Revolver Loans as U.S. LIBOR Revolver Loans or (b) Singapore Borrower (or Borrower Agent on behalf of Singapore Borrower) to request a conversion or continuation of any Singapore Revolver Loans as Singapore LIBOR Revolver Loans, in each case in form satisfactory to Agent.

Obligations: collectively, the Singapore Obligations and the U.S. Obligations. Agent may exercise its discretion in determining whether an Obligation is a U.S. Obligation or a Singapore Obligation.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, memorandum and articles of organization, memorandum and articles of association, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Currency: as defined in Section 14.18.

OSHA: the Occupational Safety and Health Act of 1970.

Other Agreement: each Revolver Note; LC Document; Fee Letter; Lien Waiver; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person (at the request or direction of an Obligor) to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent: KEMET Corporation, a Delaware corporation.

Parent Default: the declaration or making by Parent of any Distribution, or the making by Parent of any Restricted Investment or any payment (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Borrowed Money evidenced by the Senior Notes or Convertible Notes prior to its due date under the Senior Notes Documents or the Convertible Notes Documents, as applicable, which, in each case, would result in an Event of Default if such Distribution was declared or made, or such Restricted Investment or payment of Borrowed Money was to be made, by any Borrower; provided, however, that the purchase by Parent of any Convertible Note which Parent is required to purchase pursuant to Section 5.2 of the Convertible Notes Indenture shall not constitute a Parent Default if such Convertible Note is purchased in accordance with the terms of the Convertible Notes Documents and Applicable Law.

Participant: as defined in Section 13.2.

Patent Security Agreement: each patent security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a security interest in such Obligor’s patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Asset Disposition: an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Property that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (c) a disposition of Property that is obsolete or surplus or, with respect to Inventory, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens; (f) a transfer of Property by a Subsidiary or Obligor to an Obligor or by any Subsidiary that is not an Obligor to any other Subsidiary; (g) a transfer of Property that, in the aggregate during the term of this Agreement, has a fair market value of $5,000,000 or less by an Obligor to any Subsidiary that is not an Obligor; (h) a lease, sublease, license and sublicense of Property in the Ordinary Course of Business; (i) set forth on Schedule 10.2.6; (j) a disposition in the Ordinary Course of Business in connection with the collection or compromise of an Account reasonably determined by a Borrower to be uncollectible; (k) a disposition of Property subject to casualty or condemnation proceedings; (l) an abandonment or expiration of rights to Intellectual Property in the Ordinary Course of Business; (m) a liquidation of Cash Equivalents; or (n) approved in writing by Agent and Required Lenders; provided, that, notwithstanding anything herein to the contrary, in no event shall transfers of Property by Obligors to Singapore Borrower or any of its Affiliates organized or having  its principal offices or assets in Singapore exceed $500,000 in any Fiscal Year.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) of any Obligor of the Debt of another Obligor or of any Subsidiary that is not an Obligor of the Debt of Parent or any Subsidiary, in each case as long as the Debt is permitted hereunder; or (h) in an aggregate amount of $5,000,000 or less at any time.

Permitted Holders: Platinum Equity Capital Partners, L.P., a Delaware limited partnership, and Platinum Equity Capital Partners II, L.P., a Delaware limited partnership, and their Affiliates.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $15,000,000 at any time and its incurrence does not violate Section 10.2.3.

Permitted Restructuring Transaction: any of the restructuring transactions set forth on Schedule 10.2.9.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c)

appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within ninety (90) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Put Early Termination Date: August 15, 2011.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions: the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Reimbursement Date: as defined in Section 2.2.2.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Revolver Loans in excess of 50% of all outstanding Revolver Loans.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that, to the extent owned by any Obligor and required hereunder, are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments in Obligors; (e) Investments in Subsidiaries by Subsidiaries that are not Obligors; (f) Investments in Subsidiaries that are not Obligors by Obligors, in order to maintain required statutory minimum capitalizations of such Subsidiaries, in an aggregate outstanding amount not to exceed $10,000,000 at any time; (g) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or the settlement of delinquent Accounts; (h) Investments in the nature of pledges or deposits with respect to leases or utilities or to secure goods and services in the Ordinary Course of Business; (i) Bank Products permitted hereunder; (j) accounts receivable in the Ordinary Course of Business; and (k) other Investments in an aggregate outstanding amount not to exceed $2,000,000 at any time.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any of its assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: collectively, each U.S. Revolver Loan and Singapore Revolver Loan.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date: September 30, 2014.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

SEC: the United States Securities and Exchange Commission and any successor thereto.

Second Currency: as defined in Section 14.18.

Secured Parties: Agent (including as Security Agent under the Singapore Debenture and the Singapore Share Charge), Issuing Bank, Lenders and providers of Bank Products.

Securities Account: as defined in the UCC.

Securities Intermediary: as defined in the UCC.

Security Documents: the Guaranties, Patent Security Agreements, Trademark Security Agreements, Copyright Security Agreements, Insurance Assignments, Deposit Account Control Agreements, Singapore Debenture, Singapore Share Charge, Mexico Pledge Documents and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Notes: the 10½% Senior Notes due 2018 issued by Parent pursuant to the Senior Notes Indenture.

Senior Notes Collateral: the “Collateral” as defined in the Senior Notes Indenture.

Senior Notes Documents: collectively, the Senior Notes Indenture, the Senior Notes and all agreements (including any pledge or other security agreement), documents and instruments executed or delivered in connection with any of the foregoing.

Senior Notes Indenture: the Indenture dated as of May 5, 2010 among Parent, as issuer, the guarantors party thereto and Indenture Trustee, as trustee.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor, the treasurer of U.S. Borrower, or a director of Singapore Borrower .

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Singapore Availability: the Singapore Borrowing Base minus the aggregate principal amount of all Singapore Revolver Loans and all Singapore LC Obligations.

Singapore Base Rate Revolver Loan: any Singapore Revolver Loan that bears interest based on the Base Rate.

Singapore Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the Singapore Portion of the Revolver Commitments, minus the LC Reserve attributable to Singapore Borrower; and (b) the Accounts Formula Amount attributable to Singapore Borrower, minus the Availability Reserve to the extent attributable to Singapore Borrower in Agent’s reasonable discretion.

Singapore Debenture: the Debenture of Singapore Borrower, in form and substance satisfactory to Agent, executed and delivered by Singapore Borrower to Agent on the Closing Date.

Singapore Facility: the credit facility described in Section 2.1.1(b) hereof to be provided to Singapore Borrower on the terms and conditions set forth in this Agreement.

Singapore Issuing Bank: Bank of America- Singapore Branch.

Singapore LC Obligations: the sum (without duplication) of (a) all amounts owing by Singapore Borrower for any drawings under Singapore Letters of Credit; (b) the stated amount of all outstanding Singapore Letters of Credit; and (c) all fees and other amounts owing with respect to Singapore Letters of Credit.

Singapore Letter of Credit: any standby or documentary letter of credit issued by Singapore Issuing Bank for the account of Singapore Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Singapore Issuing Bank for the benefit of Singapore Borrower.

Singapore LIBOR Revolver Loan: a Singapore Revolver Loan that bears interest based on LIBOR.

Singapore Obligations: (a)(i) the principal of and premium, if any, and interest on, the Singapore Revolver Loans made hereunder to, or for the benefit of, Singapore Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (including any interest that accrues after the commencement of any Insolvency Proceeding or any other case or proceeding by or against Singapore Borrower under any debtor relief law, whether or not allowed in such case or proceeding), and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of Singapore Borrower to a Lender or Singapore Issuing Bank under this Agreement and the other Loan Documents (including the Singapore LC Obligations), (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of Singapore Borrower under or pursuant to this Agreement or the other Loan Documents, (c) obligations of Singapore Borrower under any indemnity for Claims, (d) Extraordinary Expenses of Singapore Borrower, (e) Bank Product Debt, and (f) other Debts, obligations and liabilities of any kind owing by Singapore Borrower pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Singapore Portion: at any time, the aggregate amount of the Revolver Commitments minus the U.S. Portion; provided, that in no event shall the Singapore Portion exceed $30,000,000.

Singapore Revolver Loan: a loan made to Singapore Borrower pursuant to Section 2.1.1(b), and any Singapore Swingline Loan, Overadvance Loan or Protective Advance attributable to Singapore Borrower.

Singapore Share Charge: the Share Charge of KEMET Asia Pacific in respect of its Equity Interests in Singapore Borrower, in form and substance satisfactory to Agent, executed and delivered by KEMET Asia Pacific on the Closing Date.

Singapore Swingline Loan: any Borrowing of Singapore Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Singapore Borrower.

Solvent: as to any Person, (I) if such Person is U.S. Borrower or a Domestic Subsidiary, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates; (II) if such Person is Singapore Borrower, such Person is neither (a) insolvent or unable to pay all of its debts (including subordinated and contingent debts) nor (b) determined by a court to be unable to pay its debts within the meaning of Section 254(2) of the Companies Act, Chapter 50 of Singapore; and (III) if such Person is a Foreign Subsidiary (other than Singapore Borrower) (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (e) is not “insolvent” within the meaning of Applicable Law.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: (a) with respect to any Person (other than Singapore Borrower), any entity more than 50% of whose voting securities or Equity Interests is owned by such Person (including indirect ownership by such Person through other entities in which such Person directly or indirectly owns more than 50% of the voting securities or Equity Interests) and (b) with respect to Singapore Borrower, a subsidiary within the meaning of Section 5 of the Companies Act, Chapter 50 of Singapore.  Unless otherwise specified, “Subsidiary” refers to a Subsidiary of a Borrower.

Swingline Loan: collectively the U.S. Swingline Loans and the Singapore Swingline Loans.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Revolver Loan (i.e., Base Rate Revolver Loan or LIBOR Revolver Loan) that has the same interest option and, in the case of LIBOR Revolver Loans, the same Interest Period.

UBS VAT Restricted Cash: cash pledged by U.S. Borrower to UBS to secure a bank guarantee issued by UBS on behalf of U.S. Borrower in favor of the Governmental Authority in the Netherlands responsible for the collection of value added taxes, which cash is reflected on U.S. Borrower’s books and records as restricted cash.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to its shareholders.

U.S. Availability: the U.S. Borrowing Base minus the aggregate principal amount of all U.S. Revolver Loans and all U.S. LC Obligations.

U.S. Base Rate Revolver Loan: any U.S. Revolver Loan that bears interest based on the Base Rate.

U.S. Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the U.S. Portion of the Revolver Commitments, minus the LC Reserve attributable to U.S. Borrower; and (b) the sum of the Accounts Formula Amount attributable to U.S. Borrower, plus the Inventory Formula Amount, plus the Equipment Formula Amount, minus the Availability Reserve to the extent attributable to U.S. Borrower in Agent’s reasonable discretion.

U.S. Facility: the credit facility described in Section 2.1.1(a) hereof to be provided to U.S. Borrower on the terms and conditions set forth in this Agreement.

U.S. Issuing Bank: Bank of America or an Affiliate of Bank of America.

U.S. LC Obligations: the sum (without duplication) of (a) all amounts owing by U.S. Borrower for any drawings under U.S. Letters of Credit; (b) the stated amount of all outstanding U.S. Letters of Credit; and (c) all fees and other amounts owing with respect to U.S. Letters of Credit.

U.S. Letter of Credit: any standby or documentary letter of credit issued by U.S. Issuing Bank for the account of U.S. Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or U.S. Issuing Bank for the benefit of U.S. Borrower.

U.S. LIBOR Revolver Loan: a U.S. Revolver Loan that bears interest based on LIBOR.

U.S. Obligations: (a)(i) the principal of and premium, if any, and interest on, the U.S. Revolver Loans made hereunder to, or for the benefit of, U.S. Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (including any interest that accrues after the commencement of any Insolvency Proceeding or any other case or proceeding by or against U.S. Borrower under any debtor relief law, whether or not allowed in such case or proceeding), and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of U.S. Borrower to a Lender or U.S. Issuing Bank under this Agreement and the other Loan Documents (including the U.S. LC Obligations), (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of U.S. Borrower under or pursuant to this Agreement or the other Loan Documents, (c) obligations of U.S. Borrower under any indemnity for Claims, (d) Extraordinary Expenses of U.S. Borrower, (e) Bank Product Debt, and (f) other Debts, obligations and liabilities of any kind owing by U.S. Borrower pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

U.S. Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

U.S. Portion: at any time, the maximum amount of the Revolver Commitments that may be borrowed by U.S. Borrower at such time, as set forth from time to time in a written notice to Agent from Borrower Agent.

U.S. Revolver Loan: a loan made to U.S. Borrower pursuant to Section 2.1.1(a), and any U.S. Swingline Loan, Overadvance Loan or Protective Advance attributable to U.S. Borrower.

U.S. Swingline Loan: any Borrowing of U.S. Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by U.S. Borrower.

Value: (a) for Inventory, its net book value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person; and (c) for Equipment, the appraised value thereof, as set forth in the Equipment Appraisal with respect to such Equipment; provided, that the Value of Equipment shall be reduced on the first day of each Fiscal Quarter subsequent to the date of such Equipment Appraisal in an amount equal to one-twentieth (1/20) of such appraised value; provided, further, that the Value of Equipment shall be determined by reference to the initial Equipment Appraisal of such Equipment and not any re-appraisal thereof.

VAT Reserve: the aggregate of all past due amounts owing by an Obligor in respect of goods and services tax imposed in Singapore or any other jurisdiction and any equivalent tax applicable in any jurisdiction including any value added, goods and services or similar tax.

1.2.         Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Borrowers and Required Lenders to take into account the effects of the change.

1.3.         Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4.         Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1, unless otherwise specified; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All calculations of Value, fundings of Revolver Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.         CREDIT FACILITIES

2.1.         Revolver Commitment.

2.1.1.       Revolver Loans.

(a)           U.S. Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to the U.S. Portion of its Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans to U.S. Borrower from time to time through the Commitment Termination Date.  The U.S. Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a U.S. Revolver Loan if (a) the unpaid balance of U.S. Revolver Loans outstanding at such time (including the requested U.S. Revolver Loan) would exceed the U.S. Borrowing Base or (b) the unpaid balance of all Revolver Loans outstanding at such time (including the requested U.S. Revolver Loan) would exceed the Aggregate Borrowing Base.

(b)           Singapore Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to the Singapore Portion of its Revolver Commitment, on the terms set forth herein, to make Singapore Revolver Loans to Singapore Borrower from time to time through the Commitment Termination Date.  The Singapore Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Singapore Revolver Loan if (a) the unpaid balance of Singapore Revolver Loans outstanding at such time (including the requested Singapore Revolver Loan) would exceed the Singapore Borrowing Base, (b) the unpaid balance of all Revolver Loans outstanding at such time (including the requested Singapore Revolver Loan) would exceed the Aggregate Borrowing Base, or (c) so long as Singapore Borrower maintains Deposit Accounts (other than Excluded Deposit Accounts) at HSBC and until such time as Agent has received an acknowledgment from HSBC, in the form attached to the Singapore Debenture, that HSBC has received a notice of assignment, in the form attached to the Singapore Debenture, with respect to the charge granted by Singapore Borrower to Agent over Singapore Borrower’s Deposit Accounts maintained at HSBC, the unpaid balance of Singapore Revolver Loans outstanding at such time (including the requested Singapore Revolver Loan) would exceed $7,500,000.

2.1.2.       Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3.       Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; (b) to pay Obligations in accordance with this Agreement; and (c) for working capital and other lawful corporate purposes of Borrowers.

2.1.4.       Voluntary Reduction or Termination of Revolver Commitments.

(a)           The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least ninety (90) days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, U.S. Borrower shall make Full Payment of all U.S. Obligations and Singapore Borrower shall make Full Payment of all Singapore Obligations.

(b)           Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least ten (10) Business Days prior written notice to Agent delivered at any time after the first Loan Year, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5.       Overadvances.  If the aggregate Revolver Loans of either Borrower exceed the Borrowing Base of such Borrower (each, an “Overadvance”) at any time, the excess amount shall be payable by such Borrower on demand by Agent, but all such Revolver Loans shall nevertheless constitute U.S. Obligations or Singapore Obligations, as the case may be, secured by the applicable Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than thirty (30) consecutive days (and no Overadvance may exist for at least five (5) consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Aggregate Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $2,500,000, and (ii) does not continue for more than thirty (30) consecutive days.  In no event shall Overadvance Loans be required that would cause (a) the outstanding U.S. Revolver Loans and U.S. LC Obligations to exceed the U.S. Portion of the aggregate Revolver Commitments, (b) the outstanding Singapore Revolver Loans and Singapore LC Obligations to exceed the Singapore Portion of the aggregate Revolver Commitments, or (c) the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an

Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6.       Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the Aggregate Availability, Singapore Availability or U.S. Availability, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time not to exceed 10% of the Aggregate Borrowing Base, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  All Protective Advances allocable to the Singapore Obligations (as determined by Agent) shall be Singapore Obligations, secured by the applicable Collateral, and all Protective Advances allocable to the U.S. Obligations (as determined by Agent) shall be U.S. Obligations, secured by the applicable Collateral.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7.       Reallocation of U.S. Portion and Singapore Portion.  Borrowers may from time to time, but in no event more than once in each Fiscal Quarter, revise the U.S. Portion and Singapore Portion upon not less than ten (10) Business Days prior written notice to Agent so long as, at the effective time of such written notice, (a) no Default or Event of Default exists, (b) the unpaid balance of U.S. Revolver Loans outstanding at such time would not exceed the U.S. Borrowing Base, as so revised, and (c) the unpaid balance of Singapore Revolver Loans outstanding at such time would not exceed the Singapore Borrowing Base, as so revised.

2.2.         Letter of Credit Facility.

2.2.1.       Issuance of Letters of Credit.  Issuing Bank agrees to issue Letters of Credit from time to time until ten (10) Business Days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three (3) Business Days prior to the requested date of issuance from the applicable Borrower (or Borrower Agent on behalf of Singapore Borrower); (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender.  If Issuing Bank receives written notice from a Lender at least five (5) Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower or a Subsidiary which is an Obligor incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.2.2.       Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, subject to the last sentence of this Section 2.2.2(a), the applicable Borrower shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for U.S. Base Rate Revolver Loans, in the case of the U.S. LC Obligations, and the Singapore Base Rate Revolver Loans, in the case of the Singapore LC Obligations, in each case from the Reimbursement Date until payment by the applicable Borrower. The obligation of each Borrower to reimburse Issuing Bank for any payment made under a Letter of Credit issued on its behalf shall be absolute, unconditional and irrevocable, and shall be paid without regard to any lack of validity or enforceability of any such Letter of Credit or the existence of any claim, setoff, defense or other right that any Borrower may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing and without regard to the time of day, U.S. Borrower shall be deemed to have requested a Borrowing of U.S. Base Rate Revolver Loans and/or Singapore Borrower shall be deemed to have requested a Borrowing of Singapore Base Rate Revolver Loans, in each case in an amount necessary to pay all amounts due Issuing Bank by such Borrower on the applicable Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and the applicable Borrower does not reimburse such payment on the applicable Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one (1) Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.2.3.       Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that U.S. Availability or Singapore Availability, as applicable, is less than zero, (c) after the Commitment Termination Date, or (d) within ten (10) Business Days prior to the Revolver Termination Date, then each Borrower shall, at the applicable Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all of its outstanding Letters of Credit and pay to the applicable Issuing Bank the amount of all of its other LC Obligations.  Each Borrower shall, on demand by the applicable Issuing Bank or Agent from time to time, Cash Collateralize its LC Obligations that relate to any Defaulting Lender.  If either Borrower fails to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans to such Borrower (which Revolver Loans shall accrue interest at the Base Rate plus (i) the Applicable Margin for U.S. Base Rate Revolver Loans, in the case of U.S. Borrower, or (ii) the Applicable Margin for Singapore Base Rate Loans, in the case of Singapore Borrower), the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3.         INTEREST, FEES AND CHARGES

3.1.         Interest.

3.1.1.       Rates and Payment of Interest.

(a)           The Obligations shall bear interest (i) if a U.S. Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Revolver Loans; (ii) if a U.S. LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin for U.S. LIBOR Revolver Loans; (iii) if a Singapore Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin for Singapore Base Rate Revolver Loans; (iv) if a Singapore LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin for Singapore LIBOR Revolver Loans; (v) if any other Singapore Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Singapore Base Rate Revolver Loans; and (vi) if any other U.S. Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for U.S. Base Rate Revolver Loans. Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower. If a Revolver Loan is repaid on the same day made, one (1) day’s interest shall accrue.

(b)           During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such cost and expense.

(c)           Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month, in the case of each Base Rate Revolver Loan, and on the last day of each applicable Interest Period, in the case of each LIBOR Revolver Loan; (ii) on any date of prepayment, with respect to the principal amount of Revolver Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.       Application of LIBOR to Outstanding Revolver Loans.

(a)           Each Borrower (or Borrower Agent on behalf of Singapore Borrower) may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of its Base Rate Revolver Loans to, or to continue any LIBOR Revolver Loan at the end of its Interest Period as, a LIBOR Revolver Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a LIBOR Revolver Loan.

(b)           Whenever a Borrower desires to convert or continue Revolver Loans as LIBOR Revolver Loans, such Borrower (or Borrower Agent on behalf of Singapore Borrower) shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Local Time) at least three (3) Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be thirty (30) days if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Revolver Loans, the applicable Borrower shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to convert (a) such LIBOR Revolver Loans that are U.S. LIBOR Revolver Loans into U.S. Base Rate Revolver Loans, and (b) such LIBOR Revolver Loans that are Singapore LIBOR Revolver Loans into Singapore Base Rate Revolver Loans.

3.1.3.       Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Revolver Loans, the applicable Borrower shall select an interest period (“Interest Period”) to apply, which interest period shall be thirty (30), sixty (60), or ninety (90) days; provided, however, that:

(a)           the Interest Period shall commence on the date the Revolver Loan is made or continued as, or converted into, a LIBOR Revolver Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)           no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4.       Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Revolver Loans shall be suspended, and no further Revolver Loans may be converted into or continued as LIBOR Revolver Loans.

3.2.         Fees.

3.2.1.       Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to 0.75% per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month; provided, that such percentage rate shall be reduced to (a) 0.50% per annum for any month in which the average daily balance of Revolver Loans and stated amount of Letters of Credit is greater than 33.3% of the Revolver Commitments and less than 66.6% of the Revolver Commitments, and (b) 0.375% per annum for any month in which the average daily balance of Revolver Loans and stated amount of Letters of Credit is greater than or equal to 66.6% of the Revolver Commitments.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2.       LC Facility Fees.  (a) (i) U.S. Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for U.S. LIBOR Revolver Loans times the average daily stated amount of U.S. Letters of Credit, and (ii) Singapore Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for Singapore LIBOR Revolver Loans times the average daily stated amount of Singapore Letters of Credit, in each case which fees shall be payable monthly in arrears, on the first day of each month; (b) each Borrower shall pay to Agent, for its own account, a fronting fee equal to 0.125% of the stated amount of each Letter of Credit issued on its behalf, which fee shall be payable monthly in arrears, on the first day of each month; and (c) each Borrower shall pay to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit issued on its behalf, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.       Closing Fee.  Borrowers shall pay to Agent, for the benefit of Lenders, the closing fee described in the Fee Letter, which shall be paid concurrently with the funding of the initial Revolver Loans hereunder.

3.2.4.       Agent Fees.  In consideration of Agent’s service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3.         Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of three hundred sixty (360) days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within ten (10) days following receipt of the certificate.

3.4.         Reimbursement Obligations.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all reasonable out-of-pocket legal (including fees and expenses of one (1) United States legal counsel and one (1) Singapore legal counsel (and such other foreign legal counsel as may be required by Agent after consultation with U.S. Borrower) for Agent), accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be payable on demand.

3.5.         Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Revolver Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Revolver Loans or to convert Base Rate Revolver Loans to LIBOR Revolver Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Revolver Loans of such Lender to Base Rate Revolver Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Revolver Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Revolver Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6.         Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Revolver Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Revolver Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Revolver Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Revolver Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Revolver Loan or, failing that, will be deemed to have submitted a request for a Base Rate Revolver Loan.

3.7.         Increased Costs; Capital Adequacy.

3.7.1.       Change in Law.  If any Change in Law shall:

(a)           impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)           subject any Lender or Issuing Bank to any Tax with respect to any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)           impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Revolver Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Revolver Loan (or of maintaining its obligation to make any such Revolver Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2.       Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3.       Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.         Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if  either Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.         Funding Losses.  Subject to the last sentence of Section 3.11, if for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Revolver Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Revolver Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Revolver Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Revolver Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Revolver Loans.

3.10.       Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to the applicable Borrower.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.11.       Market Disruption Event.  If a Market Disruption Event occurs:

(a)           the rate of interest of each Lender’s share of the relevant LIBOR Revolver Loan for the applicable Interest Period shall be the rate per annum equal to the sum of:

(i)            the Applicable Margin; plus

(ii)           the higher of (x) the rate notified to Agent and Borrowers by such Lender, as soon as practicable and in any event before the applicable Interest Rate Fixing Day, to be that which expresses as a percentage rate per annum the cost to such Lender of funding such LIBOR Revolver Loan from whatever source such Lender may reasonably select and (y) LIBOR; and

(b)           (i)            if Agent or Borrowers require, Agent and Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing on a substitute basis for determining the applicable rate of interest; and

(ii)           any alternative interest rate agreed to between Agent and Borrowers pursuant to the preceding clause (b)(i) above shall, with the prior written consent of all Lenders and Borrowers, be binding on all Lenders and Borrowers.

For the avoidance of doubt, in the event that no substitute basis for determining the rate of interest is agreed at the end of such thirty (30) day period, the rate of interest with respect to relevant Loans shall continue to be determined in accordance with the terms of this Agreement.  Notwithstanding anything herein to the contrary, if a Market Disruption Event occurs, Borrowers may convert any pending request for any Borrowing of a LIBOR Revolver Loan to a request for a Borrowing of a Base Rate Revolver Loan, or withdraw any pending request for conversion to or continuation of a LIBOR Revolver Loan, in each case without incurring any obligation to pay any amounts under Section 3.9.

SECTION 4.         LOAN ADMINISTRATION

4.1.         Manner of Borrowing and Funding Revolver Loans.

4.1.1.       Notice of Borrowing.

(a)           Whenever a Borrower desires funding of a Borrowing of Revolver Loans, such Borrower (or Borrower Agent on behalf of Singapore Borrower) shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (Local Time) (i) on the Business Day of the requested funding date, in the case of Base Rate Revolver Loans, and (ii) at least three (3) Business Days prior to the requested funding date, in the case of LIBOR Revolver Loans.  Notices received after 11:00 a.m. (Local Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Revolver Loans or LIBOR Revolver Loans, and (D) in the case of LIBOR Revolver Loans, the duration of the applicable Interest Period (which shall be deemed to be thirty (30) days if not specified).

(b)           Unless payment is otherwise timely made by the applicable Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for U.S. Base Rate Revolver Loans, in the case of any of the foregoing constituting U.S. Obligations, and Singapore Base Rate Revolver Loans, in the case of any of the foregoing constituting Singapore Obligations, in each case on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of the applicable Borrower maintained with Agent or any of its Affiliates.

(c)           If any Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it as of 1:30 p.m. (Local Time) on the day of presentation shall be deemed to be a request for U.S. Base Rate Revolver Loans, in the case of any of the foregoing relating to the U.S. Obligations, and Singapore Base Rate Revolver Loans, in the case of any of the foregoing relating to the Singapore Obligations, in each case on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2.       Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon (Local Time) on the proposed funding date for Base Rate Revolver Loans or by 3:00 p.m. (Local Time) at least two (2) Business Days before any proposed funding of LIBOR Revolver Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. (Local Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. (Local Time) on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by as directed by the applicable Borrower (or Borrower Agent on behalf of such Borrower).  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to the applicable Borrower.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then the applicable Borrowers agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3.       Swingline Loans; Settlement.

(a)           Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $5,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one (1) Business Day after Agent’s request therefor.

4.1.4.       Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Revolver Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions.  The applicable Borrower (or Borrower Agent) shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2.         Defaulting Lender.  Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement.  The failure of any Lender to fund a Revolver Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3.         Number and Amount of LIBOR Revolver Loans; Determination of Rate.  Each Borrowing of LIBOR Revolver Loans when made shall be in a minimum amount of $500,000, plus any increment of $100,000 in excess thereof.  No more than ten (10) Borrowings of LIBOR Revolver Loans may be outstanding at any time, and all LIBOR Revolver Loans of a Borrower having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.  Upon determining LIBOR for any Interest Period requested by a Borrower, Agent shall promptly notify Borrower Agent thereof by telephone or electronically and, if requested by Borrower Agent, shall confirm any telephonic notice in writing.

4.4.         Borrower Agent.  Each Borrower hereby designates U.S. Borrower (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.         One Obligation.  The Revolver Loans, LC Obligations and other Obligations shall constitute one general obligation of U.S. Borrower and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral of U.S. Borrower; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of U.S. Borrower’s liability with respect to the Singapore Obligations.

4.6.         Effect of Termination.  On the effective date of any termination of the Revolver

Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of each Borrower contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its reasonable discretion, deems necessary to protect against any such damages.  Sections 2.2, 3.4, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.         PAYMENTS

5.1.         General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon (Local Time) on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Revolver Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Revolver Loans shall be applied (a) in the case of U.S. Borrower, first, to U.S. Base Rate Revolver Loans and then to U.S. LIBOR Revolver Loans and (b) in the case of Singapore Borrower, first, to Singapore Base Rate Revolver Loans and then to Singapore LIBOR Revolver Loans.  Unless otherwise specified, all payments shall be made to Agent, for the Pro Rata benefit of Lenders, in accordance with the written instructions of Agent.

5.2.         Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  During any Cash Dominion Trigger Period, if any Asset Disposition includes the disposition of Eligible Equipment, then Net Proceeds equal to the greater of (a) the net book value of such Eligible Equipment, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans; provided, that such Net Proceeds shall be applied, first, to the U.S. Revolver Loans and, second, following Full Payment of the U.S. Obligations, to the Singapore Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists (including as a result of any Asset Disposition), the applicable Borrower shall, on the sooner of Agent’s demand or the first Business Day after such Borrower has knowledge thereof, repay its outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the U.S. Borrowing Base or Singapore Borrowing Base, as the case may be.

5.3.         Reserved.

5.4.         Payment of Other Obligations.  Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by the applicable Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5.         Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6.         Post-Default Allocation of Payments.

5.6.1.       Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the U.S. Obligations or the Singapore Obligations, as the case may be„ whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated to such Obligations as follows:

(a)           first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)           second, to all amounts owing to Agent on Swingline Loans;

(c)           third, to all amounts owing to Issuing Bank on LC Obligations;

(d)           fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e)           fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(f)            sixth, to provide Cash Collateral for outstanding Letters of Credit;

(g)           seventh, to all other Obligations, other than Bank Product Debt (excluding products under Hedging Agreements, so long as an appropriate Bank Product Reserve has been established and is in effect therefor); and

(h)           last, to Bank Product Debt (including products under Hedging Agreements, if an appropriate Bank Product Reserve has not been established and is not in effect therefor).

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Notwithstanding the above, any application of proceeds from Collateral that does not secure the U.S. Obligations shall be made solely in respect of the Singapore Obligations.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

5.6.2.       Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.         Application of Payments.  The ledger balance in the main Dominion Account of Singapore Borrower as of the end of a Business Day shall be applied to the Singapore Obligations at the beginning of the next Business Day. During any Cash Dominion Trigger Period the ledger balance in the main Dominion Account of U.S. Borrower as of the end of a Business Day shall be applied, first, to the U.S. Obligations, and second, following Full Payment of the U.S. Obligations, to the Singapore Obligations, in each case at the beginning of the next Business Day. If, as a result of such application from a Dominion Account, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to the applicable Borrower as long as no Default or Event of Default exists. During the continuance of an Event of Default, each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against any Obligations that such Collateral secures, in the manner provided for in this Agreement, or, to the extent not so provided, in such manner as Agent deems advisable.

5.8.         Loan Account; Account Stated.

5.8.1.       Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of each Borrower resulting from each Revolver Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of such Borrower to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent.

5.8.2.       Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.

5.9.         Taxes.

5.9.1.       Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2.       Payment.  Borrowers shall indemnify, hold harmless and reimburse (within ten (10) days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.9.3.       Tax Refunds.  If Agent or a Lender determines in its reasonable discretion that it has received a refund or credit (in lieu of such refund) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 5.9, Agent or such Lender, as applicable, shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 5.9 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, such Borrower, upon the request of Agent or such Lender, shall repay the amount paid over to such Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent or such Lender within three (3) Business Days after receipt of written notice that Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority.  Nothing contained in this Section 5.9.3 shall require Agent or any Lender to make available its tax returns or any other information which it deems confidential or privileged to Borrowers or any other person.  Notwithstanding anything to the contrary herein, in no event will Agent or any Lender be required to pay any amount to any Borrower, the payment of which would place Agent or such Lender in a less favorable net after-tax position than Agent or such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

5.10.       Lender Tax Information.

5.10.1.     Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2.     Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3.     Lender Obligations.  Each Lender and Issuing Bank shall promptly notify

Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within ten (10) days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.11.       Nature and Extent of Certain Liabilities.

5.11.1.     Joint and Several Liability.  U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, the Singapore Obligations.  U.S. Borrower agrees that such guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment thereof, and that such guaranty is absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Singapore Obligations or Loan Document, or any other document, instrument or agreement to which Singapore Borrower is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Singapore Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of Singapore Borrower; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by Singapore Borrower in connection with any Insolvency Proceeding; (g) the disallowance of any claims of Agent or any Lender against Singapore Borrower for the repayment of any Obligations in connection with any Insolvency Proceeding or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.  U.S. Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

5.11.2.     Waivers.

(a)           Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Revolver Loans and issue Letters of Credit.

(b)           Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3.     Extent of Liability; Contribution.

(a)           Notwithstanding anything herein to the contrary, U.S. Borrower shall not make any payment pursuant to Section 5.11.1 if, as a result thereof, such payment would be rendered voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(b)           Nothing contained in this Section 5.11 shall limit the liability of U.S. Borrower to pay Revolver Loans made directly or indirectly to U.S. Borrower (including Revolver Loans advanced to Singapore Borrower and then re-loaned or otherwise transferred to, or for the benefit of, U.S. Borrower), LC Obligations relating to Letters of Credit issued to support U.S. Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which U.S. Borrower shall be primarily liable for all purposes hereunder.

5.11.4.     Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5.     Subordination.  U.S. Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.11.6.     Limitation.  Notwithstanding any other term of this Agreement or any other Loan Document, neither Singapore Borrower nor any other Foreign Subsidiary shall be obligated in respect of any Obligations of Parent, U.S. Borrower or any other Obligor (other than Singapore Borrower or such Foreign Subsidiary).

SECTION 6.         CONDITIONS PRECEDENT

6.1.         Conditions Precedent to Effectiveness.  This Agreement shall not be effective until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)           Revolver Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Revolver Note.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)           Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)           Agent shall have received all notices of assignment and acknowledgments thereto signed by each Person to whom that notice or acknowledgment was addressed, all as required in accordance with Clause 3.3 of the Singapore Debenture; provided, that Agent shall not deliver any notice of assignment to HSBC until such time as the unpaid balance of Singapore Revolver Loans then outstanding (including any requested Singapore Revolver Loan the borrowing of which is pending) exceeds $7,500,000 and, accordingly, the receipt by Agent of an acknowledgement of HSBC thereto shall not be a condition to the effectiveness of this Agreement.

(d)           Agent shall have received from KEMET Asia Pacific all original share certificates in respect of the Equity Interests of Singapore Borrower, undated transfers of such Equity Interests executed in blank and all other documents to be delivered pursuant to Clause 3.2 of the Singapore Share Charge.

(e)           Agent shall have received true and correct copies of the Senior Notes Documents and the Convertible Notes Documents.

(f)            Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, reasonably satisfactory to Agent.

(g)           Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Revolver Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects (except for those representations and warranties that are already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects); and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(h)           Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(i)            Agent shall have received a written opinion of Kirkland & Ellis LLP and WongPartnership LLP, as well as any other local counsel to Borrowers or Agent, each in form and substance reasonably satisfactory to Agent.

(j)            Agent shall have received copies of the Organic Documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor (or, with respect to Singapore Borrower, the analogous certificate available in Singapore), issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(k)           Agent shall have received certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.

(l)            Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent.  Since March 31, 2010, no event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

(m)          Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(n)           Agent shall have received, in form and substance reasonably satisfactory to Agent, interim financial statements for Parent as of June 30, 2010.

(o)           Agent shall have received a Borrowing Base Certificate prepared as of July 31, 2010 and a separate aging as of July 31, 2010.  On the date hereof, upon giving effect to the payment by Borrowers of all fees and expenses incurred in connection herewith, Aggregate Availability shall be at least $48,000,000.

(p)           All conditions precedent in any other Loan Document shall be satisfied.

6.2.         Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Revolver Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of a Borrower, unless the following conditions are satisfied or waived in accordance with Section 14.1:

(a)           No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)           The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)           No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(d)           With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Revolver Loan or issuance of a Letter of Credit shall constitute a representation by the applicable Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

SECTION 7.         COLLATERAL

7.1.         Grant of Security Interest.

7.1.1.       Grant of Security Interest by U.S. Borrower.  To secure the prompt payment and performance of all Obligations, U.S. Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal Property of U.S. Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)           all Accounts;

(b)           all Chattel Paper, including electronic chattel paper;

(c)           all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)           all Deposit Accounts;

(e)           all Documents;

(f)            all General Intangibles, including Intellectual Property;

(g)           all Goods, including Inventory, Equipment and fixtures;

(h)           all Instruments;

(i)            all Investment Property;

(j)            all Letter-of-Credit Rights;

(k)           all Supporting Obligations;

(l)            all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)          all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (a) voting Equity Interests of any Foreign Subsidiary which is a “first tier” Subsidiary of U.S. Borrower, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary; (b) any rights or interest in any contract, lease, permit or License covering real or personal Property of any Obligor if under the terms of such contract, lease, permit or License, or Applicable Law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit or License and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit or License has not been obtained (provided, that, (i) the foregoing exclusions of this clause (b) shall in no way be construed (A) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other Applicable

Law, or (B) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit or License and (ii) the foregoing exclusions of clauses (a) and (b) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s or any other Secured Party’s continuing security interests in and Liens upon any rights or interests of any Obligor in or to (A) monies due or to become due under or in connection with any described contract, lease, permit, License or Equity Interests, or (B) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, License or Equity Interests); (c) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under Applicable Law, provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (d) the Senior Notes Collateral and the Equity Interests of any Subsidiary whose Equity Interests constitute Senior Notes Collateral (but only so long as such Senior Notes Collateral is pledged to Indenture Trustee pursuant to the Senior Notes Documents); (e) Equity Interests of any Foreign Subsidiary which is not a “first tier” Subsidiary of U.S. Borrower or which is a “first tier” Subsidiary of U.S. Borrower organized in Finland, Germany, Canada or Japan; provided, that, upon the occurrence of a Cash Dominion Trigger Period, U.S. Borrower shall pledge to Agent the Equity Interests of each “first tier” Subsidiary of U.S. Borrower organized in Germany; (f) Equity Interests in any Dormant Australian Subsidiary, so long as such Dormant Australian Subsidiary (i) does not conduct any business, obtain any assets or incur any liabilities and (ii) is dissolved in accordance with Applicable Law on or before December 31, 2010; (g) any interest in Real Estate; (h) Excluded Deposit Accounts; and (i) the UBS VAT Restricted Cash.

7.1.2.       Grant of Security Interest by Singapore Borrower.  To secure the prompt payment and performance of all Singapore Obligations, pursuant to the Singapore Debenture Singapore Borrower has granted to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon the personal Property of Singapore Borrower as provided therein.

7.2.         Lien on Deposit Accounts; Cash Collateral.

7.2.1.       Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, U.S. Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of U.S. Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  U.S. Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request during a Cash Dominion Trigger Period, all balances in any Deposit Account maintained by U.S. Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2.       Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations (in the case of the Cash Collateral of U.S. Borrower) and the Singapore Obligations (in the case of the Cash Collateral of Singapore Borrower), whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations (in the case of the Cash Collateral of U.S. Borrower) and the Singapore Obligations (in the case of the Cash Collateral of Singapore Borrower), in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3.         Reserved.

7.4.         Other Collateral.

7.4.1.       Commercial Tort Claims.  U.S. Borrower shall promptly notify Agent in writing if U.S. Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $500,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2.       Certain After-Acquired Collateral.  U.S. Borrower shall promptly notify Agent in writing if, after the Closing Date, U.S. Borrower obtains any interest in any Collateral having an aggregate value in excess of $500,000 consisting of Deposit Accounts (other than Excluded Deposit Accounts), Chattel Paper, Documents, Instruments, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent reasonably deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral having an aggregate value in excess of $500,000 is in the possession of a third party, at Agent’s request, U.S. Borrower shall obtain an acknowledgment that such third party holds such Collateral for the benefit of Agent.  Concurrently with the delivery of the financial statements required under Sections 10.1.2(a) and 10.1.2(b), U.S. Borrower shall provide Agent with an update of all Intellectual Property registered or issued to, or applied for by, U.S. Borrower in the Fiscal Quarter then most recently ended.

7.5.         No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6.         Further Assurances.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8.         COLLATERAL ADMINISTRATION

8.1.         Borrowing Base Certificates.  By the twentieth (20th) day of each month (or, if such twentieth (20th) day is not a Business Day, the first Business Day thereafter), Borrower Agent shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the last day of the previous month, and, upon the occurrence and during the continuance of an Event of Default, at such other times as Agent may request; provided, that, without limiting the generality of the foregoing, during each Cash Dominion Trigger Period, Borrowing Base Certificates shall be delivered weekly, by the close of business on Tuesday of each week, prepared as of the last day of the previous week.  All calculations of Aggregate Availability, Singapore Availability and U.S. Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve, Singapore Availability or U.S. Availability.

8.2.         Administration of Accounts.

8.2.1.       Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request.  Each Borrower shall also provide to Agent, on or before the twentieth (20th) day of each month (or, if such twentieth (20th) day is not a Business Day, the first Business Day thereafter), a detailed aged trial balance of all Accounts as of the last day of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories and status reports as Agent may reasonably request, together with a reconciliation of monthly agings to Borrowers’ monthly balance sheet and Borrowers’ monthly watch list.  If in the first semi-monthly period of any month Accounts in an aggregate face amount of $300,000 or more owing by any Account Debtor cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence within two (2) Business Days after the end of such semi-monthly period.

8.2.2.       Taxes.  If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from a Borrower or with respect to any Collateral and Agent shall use reasonable efforts to notify U.S. Borrower of Agent’s payment of such Taxes.

8.2.3.       Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise; provided, that, unless an Event of Default exists, Agent shall perform any such verification only in conjunction with Borrowers.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.       Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent, in the case of Singapore Borrower, at all times and, in the case of U.S. Borrower, during any Cash Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may, in the case of Singapore Borrower, at all times and, in the case of U.S. Borrower, during any Cash Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.       Proceeds of Collateral.  Each Borrower shall request in writing and otherwise take all commercially reasonable steps to cause all payments on Accounts or otherwise relating to Collateral to be made directly to the applicable Dominion Account (or a lockbox relating to a Dominion Account) or a Deposit Account subject to a Deposit Account Control Agreement. If any Borrower or Subsidiary receives cash or Payment Items in excess of $100,000 in the aggregate with respect to (a) any Collateral of U.S. Borrower, it shall hold same in trust for Agent and promptly (not more than four (4) Business Days after receipt) deposit the same into a Dominion Account of U.S. Borrower or a Deposit

Account of U.S. Borrower subject to a Deposit Account Control Agreement or (b) any Collateral of Singapore Borrower, it shall hold same in trust for Agent and promptly (not more than four (4) Business Days after receipt) deposit the same into a Dominion Account of Singapore Borrower.

8.3.         Administration of Inventory.

8.3.1.       Records and Reports of Inventory.  U.S. Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request.  U.S. Borrower shall conduct weekly cycle counts consistent with historical practices, and shall provide to Agent the most recently completed report based on such cycle count promptly upon request therefor, together with such supporting information as Agent may reasonably request.  Agent may participate in and observe no more than one period cycle count per Fiscal Year unless an Event of Default exists; provided, that, notwithstanding the foregoing, Agent may observe any cycle count commenced or in progress during any inspection or examination conducted by Agent pursuant to Section 10.1.1.

8.3.2.       Returns of Inventory.  U.S. Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) any payment received by U.S. Borrower for a return is promptly deposited into a Deposit Account subject to a Deposit Account Control Agreement.

8.3.3.       Acquisition, Sale and Maintenance.  U.S. Borrower shall take all steps to assure that all Inventory is produced in accordance with Applicable Law.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral included in the Borrowing Base is located.  Each Compliance Certificate shall set forth a current schedule, in form and content reasonably satisfactory to Agent, of Inventory of U.S. Borrower at each of U.S. Borrower’s locations having an aggregate Value at such location in excess of $100,000 being offered for sale on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory.  Concurrently with the delivery of the financial statements required under Section 10.1.2(a), U.S. Borrower shall provide Agent with a description, in form and content reasonably satisfactory to Agent, of all arrangements relating to Inventory acquired or accepted on consignment or approval having an aggregate Value in excess of $100,000 for each such arrangement.  U.S. Borrower shall use good faith efforts to obtain, within sixty (60) days after the Closing Date and to the extent available under Applicable Law, waivers of all retention of title rights inuring to the benefit of Subsidiaries organized in Europe in respect of goods purchased by U.S. Borrower from such Subsidiaries.

8.4.         Administration of Equipment.

8.4.1.       Records and Schedules of Equipment.  U.S. Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form reasonably satisfactory to Agent.  Promptly upon request, U.S. Borrower shall deliver to Agent evidence of its ownership or interests in any Equipment.

8.4.2.       Dispositions of Equipment.  No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than a Permitted Asset Disposition.

8.4.3.                     Condition of Equipment.  U.S. Borrower’s Equipment included in the Borrowing Base is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of such Equipment is preserved at all times, reasonable wear and tear excepted.  U.S. Borrower shall ensure that its Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.  U.S. Borrower shall not permit any of its Equipment included in the Borrowing Base to become affixed to Real Estate unless any landlord or mortgagee delivers a Lien Waiver.

8.5.                            Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts (other than Excluded Deposit Accounts) maintained by Borrowers and the other Obligors, including all Dominion Accounts.  Each Borrower and other Obligor shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an Excluded Deposit Account, Deposit Accounts maintained at HSBC and Deposit Accounts maintained at UniCredit Corporate Banking SpA ); provided, that, within ninety (90) days after the Closing Date, each such Deposit Account (other than an Excluded Deposit Account) maintained with a bank or other depository other than Bank of America or Bank of America-Singapore Branch shall be closed and all account balances therein shall be transferred to Deposit Accounts maintained with Bank of America (in the case of Deposit Accounts of U.S. Borrower) or Bank of America-Singapore Branch (in the case of Deposit Accounts of Singapore Borrower); provided, further, that during such ninety (90) day period (a) each Borrower shall authorize and direct each such other bank or other depository (other than UniCredit Corporate Banking SpA and, except during a Cash Dominion Trigger Period, Wells Fargo) to transfer to a Deposit Account maintained with Bank of America (in the case of Deposit Accounts of U.S. Borrower) or Bank of America-Singapore Branch (in the case of Deposit Accounts of Singapore Borrower), on a daily basis, all available balances as of 4:00 p.m. (Local Time) in each Deposit Account (other than an Excluded Deposit Account) maintained by such Borrower with such other bank or depository, it being understood and agreed that no such daily transfer from any Deposit Account maintained with HSBC in Singapore shall be required prior to October 1, 2010, and (b) Borrowers shall not make any withdrawals or wire transfers from, draw any checks against or otherwise conduct any business from any Dollar or Euro Deposit Account maintained with HSBC in Singapore, except for the daily transfers required to be made pursuant to the foregoing clause (a) and collections received into such Deposit Accounts.  Each Borrower and other Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account (other than an Excluded Deposit Account) and will amend Schedule 8.5 within ten (10) days to reflect same.

8.6.                            General Provisions.

8.6.1.                     Location of Collateral.  All Accounts of U.S. Borrower and Singapore Borrower shall be paid to the applicable Borrower at all times in the United States or Singapore, respectively.  All tangible items of Collateral, other than Inventory in transit and Collateral not included in the Borrowing Base with a fair market value individually or in the aggregate not in excess of $50,000, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, Singapore or other location specified in Schedule 8.6.1 (as amended within ten (10) days of acquiring any new location), as applicable.

8.6.2.                     Insurance of Collateral; Condemnation Proceeds.

(a)                                  Each Borrower and other Obligor shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) reasonably satisfactory to Agent.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its or other Obligors’ insurance policies. Unless Agent shall agree otherwise, each such policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring ten (10) days prior written notice to Agent in the event of cancellation of the policy for nonpayment of insurance premiums and thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, other Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower or other Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower and other Obligor agrees to deliver to Agent, promptly upon Agent’s reasonable request, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers and other Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent to the extent required under Section 8.6.2(b). If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)                                 Any proceeds of property insurance relating to any loss or destruction of Eligible Inventory or Eligible Equipment, any proceeds of business interruption insurance, any awards arising from condemnation of any Collateral and, at any time when Aggregate Availability is less than $10,000,000 or U.S.  Availability is less than $7,500,000, any proceeds of property insurance relating to any loss or destruction of Property of any Obligor other than Eligible Inventory or Eligible Equipment, shall be paid to Agent.  Any proceeds or awards (a) relating to the property and assets of Singapore Borrower and Foreign Subsidiaries that are Obligors shall be applied, first, to the Singapore Revolver Loans, and, second, to the other Obligations of Singapore Borrower, and (b) relating to the property and assets of U.S. Borrower or Domestic Subsidiaries shall be applied, first, to the U.S. Revolver Loans, second, to the other Obligations of U.S. Borrower, third, to the Singapore Revolver Loans, and fourth, the other Obligations of Singapore Borrower (it being agreed that no amounts shall be applied to any category of Obligations as so set forth until Full Payment thereof and then to the next category).  Any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.  Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to Revolver Loans and then to other Obligations.

(c)                                  With respect to any proceeds relating to any loss or destruction of Equipment or Real Estate delivered to Agent pursuant to Section 8.6.2(b), if requested by Borrowers in writing within fifteen (15) days after Agent’s receipt of any such insurance proceeds or condemnation awards, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be (i) held by Agent as Cash Collateral, (ii) fully reserved against the Borrowing Base, or (iii) some combination thereof acceptable to Agent) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to Agent; (iii) replacement buildings are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; and (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require.

8.6.3.                     Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by the Borrower on whose behalf the foregoing are incurred. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in

Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the applicable Borrower’s sole risk.

8.6.4.                     Defense of Title to Collateral.  Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7.                            Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)                                  Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control;

(b)                                 Pay or discharge taxes and Liens levied or placed on or threatened against any Accounts of any Borrower or, during an Event of Default, pay or discharge taxes and Liens levied or placed on or threatened against any other Collateral; and

(c)                                  During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent reasonably deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

8.8.                            Conflict with Singapore Debenture.  If any provision contained in this Section 8 is in direct conflict with any provision in the Singapore Debenture with respect to administration of the Collateral of Singapore Borrower, the provision in the Singapore Debenture shall govern and control.

SECTION 9.                            REPRESENTATIONS AND WARRANTIES

9.1.                            General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1.                     Organization and Qualification.  Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2.                     Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3.                     Enforceability.  Subject to the Moneylenders Act Reservation, each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except that the Singapore Debenture and Singapore Share Charge are required to be stamped with the Inland Revenue Authority of Singapore and statements containing particulars of the Singapore Debenture and Singapore Share Charge are required to be filed with the Accounting and Corporate Regulatory Authority of Singapore (each of which actions Borrowers agree to complete substantially concurrently with the occurrence of the Closing Date), and except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4.                     Capital Structure.  Schedule 9.1.4 shows, for each Borrower and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests.  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person (other than a Borrower or Subsidiary) nor been the surviving entity in a merger, amalgamation or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and, to the extent applicable, non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.

9.1.5.                     Title to Properties; Priority of Liens.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in or other rights to use) all of its Real Estate, and good title to (or valid leasehold interests in or other rights to use) all of its personal Property, including, as of the date of such financial statements, all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6.                     Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)                                  it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)                                 it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)                                  it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d)                                 it is not subject to any offset, Lien (other than Agent’s Lien and Permitted Liens of the types described in Sections 10.2.2(c) and (g)), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)                                  no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)                                    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)                                 to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7.                     Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP (subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes), and fairly present in accordance with GAAP the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since March 31, 2010, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower is and Borrowers and Subsidiaries, taken as a whole, are Solvent.

9.1.8.                     Surety Obligations.  No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9.                     Taxes.  Each Borrower and Subsidiary has filed all federal and material state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10.               Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11.               Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others that, individually or cumulatively with all such conflicts, could reasonably be expected to have a Material Adverse Effect.  There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property) that, individually or cumulatively with all such Intellectual Property Claims against all Borrowers and Subsidiaries, could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property that is not generally available for purchase or license.  All registered Intellectual Property, and all Intellectual Property for which registration has been applied for, in each case which is owned, used or licensed by any Borrower or Subsidiary that is not generally available for purchase or license, is shown on Schedule 9.1.11.

9.1.12.               Governmental Approvals.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except where such noncompliance or failure to be in good standing could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where failure to procure or be in effect or noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13.               Compliance with Laws.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced in violation of the FLSA, to the extent that the FLSA is applicable thereto.

9.1.14.               Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up, except where such remedial action could not reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary has received any Environmental Notice regarding conditions that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it, except contingent liabilities which could not reasonably be expected to have a Material Adverse Effect.

9.1.15.               Burdensome Contracts.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16.               Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim having a value of less than $500,000).  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority of (i) the United States or any political subdivision thereof, (ii) the Republic of Singapore or any political subdivision thereof or (iii) any other jurisdiction.

9.1.17.               No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18.               Benefit Plans.

(a)                                  U.S. Benefit Plans.  Except as disclosed on Schedule 9.1.18:

(i)                                     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws.  Each U.S. Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each U.S. Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any U.S. Plan.

(ii)                                  There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any U.S. Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any U.S. Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(iii)                               (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has any Unfunded Pension Liability; (C) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b)                                 Foreign Benefit Plans.

(i)                                 With respect to any Foreign Plan, (A) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (B) where applicable, the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (C) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(ii)                                  Each Foreign Plan is in compliance (A) in all material respects with the requirements of all Applicable Laws of the Republic of Singapore and (B) in all respects with the requirements of all federal, state, provisional and other Applicable Laws (other than those of the Republic of Singapore), except where such failure to be in compliance could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect .

(iii)                               There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Foreign Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

9.1.19.               Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary, except as could not reasonably be expected to result in a Material Adverse Effect.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date, except as could not reasonably be expected to result in a Material Adverse Effect.

9.1.20.               Labor Relations.  Except as described on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

9.1.21.               Payable Practices.  No Borrower or Subsidiary has made any change in its historical accounts payable practices from those in effect on the Closing Date that could reasonably be expected to have a Material Adverse Effect.

9.1.22.               Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23.               Margin Stock.  No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Revolver Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24.               Dormant Australian Subsidiaries.  No Dormant Australian Subsidiary conducts any business or has any material assets, Indebtedness or material liabilities.

9.2.                            Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

9.3.                            Amendment of Schedules.  Except as otherwise provided herein, concurrently with the delivery of each quarterly and annual Compliance Certificate, Borrowers shall provide Agent with written notice of any amendments to the Schedules referred to in Sections 8 and 9 and any representation, warranty, or covenant contained herein which refers to any such Schedule shall, from and after the first day of the Fiscal Quarter to which such Compliance Certificate relates, refer to such Schedule as so amended; provided, however, that in no event shall the amendment of any such Schedule constitute a waiver by Agent and Lenders of any Default or Event of Default arising as a result of noncompliance with Section 10 that exists notwithstanding the amendment of such Schedule.

SECTION 10.                     COVENANTS AND CONTINUING AGREEMENTS

10.1.                     Affirmative Covenants.  Until Full Payment of the Obligations has occurred, each Borrower shall, and shall cause each Subsidiary to:

10.1.1.               Inspections; Appraisals.

(a)                                  Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)                                 Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per Loan Year (or three times per Loan Year if Aggregate Availability at any time during such Loan Year  is less than 15% of the aggregate Revolver Commitments at such time for five (5) consecutive days); provided, however, that if an examination is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2.               Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)                                  as soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope or going concern) by Ernst & Young LLP or another firm of independent certified public accountants of recognized standing selected by Parent and reasonably acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year (it being understood and agreed that the timely filing with the SEC of Parent’s Form 10-K for such Fiscal Year shall satisfy such delivery requirement in this clause (a));

(b)                                 as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes (it being understood and agreed that the timely filing with the SEC of Parent’s Form 10-Q for such Fiscal Quarter shall satisfy such delivery requirement in this clause (b));

(c)                                  as soon as available, and in any event within thirty (30) days after the end of each month (but within sixty (60) days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes; provided, that the financial statements furnished to Agent and Lenders pursuant to this Section 10.1.2(c) for the last month in a Fiscal Year shall have appended to them supplemental schedules setting forth the same information for the last Fiscal Quarter of such Fiscal Year;

(d)                             concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent; provided, that, unless compliance with Section 10.3.1 is required at the time of delivery of any Compliance Certificate, the failure of Borrowers to maintain the Fixed Charge Coverage Ratio set forth in Section 10.3.1 shall not result in an Event of Default;

(e)                                  concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(f)                                    prior to the commencement of each Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow and Aggregate Availability, U.S. Availability and Singapore Availability for such Fiscal Year, month by month, and for the next two Fiscal Years, year by year;

(g)                                 at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h)                                 if Parent no longer files reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with any Governmental Authority or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(i)                                     promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each U.S. Plan or Foreign Plan; and

(j)                                     such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3.               Notices.  Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $5,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, except as could not reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice relating to a condition or occurrence that could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) any opening of a new office or place of business, at least ten (10) days prior to such opening; or (l) the receipt or delivery of any notice pursuant to any Senior Note or Convertible Note.

10.1.4.               Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements and, not less frequently than once in each six (6) month period, provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.               Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority, other than where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

10.1.6.               Taxes.  Pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.               Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) reasonably satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance with coverage of not less than twelve (12) months, with deductibles and subject to an Insurance Assignment reasonably satisfactory to Agent.

10.1.8.               Licenses.  Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any material License, or entry into any material new License, in each case at least ten (10) days prior to its effective date; pay all Royalties when due unless being Properly Contested; and notify Agent of any default or breach asserted by any Person to have occurred under any material License.

10.1.9.               Future Subsidiaries; Dormant Australian Subsidiaries.  Promptly notify Agent upon (a) any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person which are of a type constituting Collateral, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall reasonably deem appropriate, and (b) any Dormant Australian Subsidiary conducting any business or acquiring or otherwise obtaining any assets, Indebtedness or material liabilities.

10.2.                     Negative Covenants.  Until Full Payment of the Obligations has occurred, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1.               Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)                                  the Obligations;

(b)                                 Subordinated Debt;

(c)                                  Permitted Purchase Money Debt;

(d)                                 Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

(e)                                  Bank Product Debt incurred in the Ordinary Course of Business;

(f)                                    (1) Debt that is in existence when a Person becomes a Subsidiary (and not incurred in contemplation of such Person becoming a Subsidiary), (2) Debt that constitutes unsecured seller financing incurred in connection with the Acquisition of a Subsidiary, (3) Debt that is secured by an asset when acquired (and not incurred in contemplation of the acquisition of such asset) by a Borrower or Subsidiary and (4) Debt of Foreign Subsidiaries (other than Singapore Borrower) that is in existence when a Person becomes, or is incurred in connection with the Acquisition of, a Foreign Subsidiary, provided, that with respect to such Debt of Foreign Subsidiaries, such Debt (x) may be restructured in the context of amended and restated agreements, which amendment and restatement may, without limitation, alter the number or identities of lenders or convert the Debt from unsecured to secured Debt (subject to the limitations set forth in Section 10.2.2(l)), so long as the aggregate principal amount of the Debt thereunder as of the date of the Acquisition is not increased and the terms, conditions and covenants set forth in such amended and restated agreements, taken as a whole, are no more burdensome than the terms, conditions and covenants set forth in the applicable agreements in existence prior to such amendment and restatement and (y) may be replaced with other Debt, including secured Debt (subject to the limitations set forth in Section 10.2.2(l)) under other Debt agreements so long as the aggregate principal amount of the Debt as of the date of the Acquisition is not increased and the terms, conditions and covenants set forth in the replacement Debt agreements, taken as a whole, are no more burdensome than the terms, conditions and covenants set forth in the applicable Debt agreements in existence prior to such replacement, in each case described in the foregoing clauses (1), (2), (3) and (4), as long as (i) on a pro forma basis for the thirty (30) consecutive day period immediately prior to and upon the incurrence of such Debt, Aggregate Availability is greater than or equal to 20% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to the incurrence of such Debt and, to the extent applicable, the consummation of such Acquisition) is greater than or equal to 1.1 to 1.0, (ii) upon the incurrence of such Debt, U.S. Availability is greater than or equal to $5,000,000, and (iii) immediately prior to and upon the incurrence of such Debt, no Default or Event of Default exists;

(g)                                 Permitted Contingent Obligations;

(h)                                 Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)                                     Debt permitted by Section 10.2.5 and Section 10.2.7;

(j)                                     Debt of Foreign Subsidiaries (other than Singapore Borrower) in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $15,000,000 and (B) 5.0% of the total consolidated assets of the Foreign Subsidiaries (other than Singapore Borrower) calculated on a consolidated basis in accordance with GAAP; and

(k)                                  Debt that is not included in any of the preceding clauses (other than clause (j)) of this Section 10.2.1, is not secured by a Lien and does not exceed $25,000,000 in the aggregate at any one time outstanding, including, without limitation, (i) Debt in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Contingent Obligations with respect thereto) incurred in the Ordinary Course of Business; (ii) Debt arising from agreements of providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or equity interests of a Subsidiary otherwise permitted hereunder; (iii) Debt arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business; provided, that such Debt is extinguished within five Business Days of incurrence; (iv) customer deposits and advance payments received in the Ordinary Course of Business from customers for goods purchased in the ordinary course of business; and (v) Debt consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, incurred in the Ordinary Course of Business.

10.2.2.               Permitted Liens.  Create or suffer to exist any Lien upon any of its Property,

except the following (collectively, “Permitted Liens”):

(a)                                  Liens in favor of Agent;

(b)                                 Purchase Money Liens securing Permitted Purchase Money Debt;

(c)                                  Liens for Taxes not yet due or being Properly Contested;

(d)                                 statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)                                  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)                                    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)                                 Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than twenty (20) consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)                                 easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)                                     normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)                                     Liens as set forth in the Senior Notes Documents as in effect on the Closing Date;

(k)                                  Liens securing obligations (other than Debt) in an aggregate outstanding amount not to exceed $1,000,000;

(l)                                     Liens (i) on property of a Person existing at the time such Person is merged with or into or consolidated with a Borrower or a Subsidiary, or becomes a Subsidiary (and not created or incurred in anticipation of such transaction) or (ii) securing Debt permitted by Section 10.2.1(f)(4), provided that, in each case, such Liens are not extended to the property and assets of Borrowers and Subsidiaries other than the property or assets acquired or the property or assets of the Subsidiary acquired subject to the limitations set forth in Section 10.2.1(f);

(m)                               Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the Ordinary Course of Business; and

(n)                                 existing Liens shown on Schedule 10.2.2.

10.2.3.               Capital Expenditures.  Make Capital Expenditures in excess of $40,000,000 (the “Base Amount”) in the aggregate during any Fiscal Year plus any portion of the Base Amount not spent in the immediately preceding period; provided, that Borrowers and Subsidiaries may make any Capital Expenditure when, on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 20% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Capital Expenditures) is greater than or equal to 1.1 to 1.0, so long as (i) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000, and (ii) immediately prior and upon giving effect thereto, no Default or Event of Default exists.

10.2.4.               Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.  Notwithstanding the foregoing, any Borrower may declare and make Distributions (1) if, (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 25% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Distribution) is greater than or equal to 1.1 to 1.0, (b) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000, (c) if any such Distribution is funded by a Borrowing hereunder, the sum of (i) the aggregate amount of all Distributions funded by Borrowings hereunder plus (ii) the aggregate amount of all payments of Debt permitted under Section 10.2.8 funded by Borrowings hereunder, shall not exceed $10,000,000 in any Fiscal Year, and (d) immediately prior and upon giving effect thereto, no Default or Event of Default exists; (2) any Distribution with respect to Equity Interests within sixty (60) days after declaration thereof if at the declaration date such payment would not have been prohibited by this Section 10.2.4; (3) the purchase, redemption, retirement or other acquisition for value of Equity Interests in Parent held by current or former employees, directors, officers, managers or consultants of Parent, a Borrower or a Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Equity Interests were issued; provided, that the aggregate cash consideration paid for all such purchases, redemptions, retirements or other acquisitions of such Equity Interests does not exceed $2,500,000 in any calendar year (which amount shall be increased by (x) the amount of any net cash proceeds of key man life insurance policies received by Parent and Subsidiaries after the Closing Date that have not been applied to the payment of Distributions pursuant to this clause (3) and (y) the amount of net cash proceeds received by Parent and Subsidiaries after the Closing Date from the issuance and sale of Equity Interests in Parent to employees, directors, officers, managers or consultants of Parent or any Subsidiary); provided, that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (3) may not exceed $5,000,000 in any calendar year; (4) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities; provided, that the aggregate amount of repurchases made in cash pursuant to this clause (4) may not exceed $1,000,000 in any calendar year; (5) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of Parent or a Subsidiary; and (6) other Distributions not in excess of $25,000,000 in the aggregate since the Closing Date for Parent to fund Permitted Restructuring Transactions if, (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 20% of the Revolver Commitments at such time, the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Distribution) is greater than or equal to 1.1 to 1.0, and U.S. Availability is greater than or equal to $5,000,000, and (b) immediately prior and upon giving effect thereto, no Default or Event of

Default exists.

10.2.5.               Restricted Investments.  Make any Restricted Investment.  Notwithstanding the foregoing, (a) any Borrower may make a Restricted Investment not constituting an Acquisition if, on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 25% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Investment) is greater than or equal to 1.1 to 1.0 and (b) any Borrower may make a Restricted Investment constituting an Acquisition if, on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 20% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such Acquisition) is greater than or equal to 1.1 to 1.0; provided, that, in each case, (i) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000, and (ii) immediately prior and upon giving effect thereto, no Default or Event of Default exists.

10.2.6.               Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7.               Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) (i) intercompany loans by a domestic Obligor to a domestic Obligor and (ii) intercompany loans by a Subsidiary that is not an Obligor to any Subsidiary that is not an Obligor; and (e) except as permitted in the foregoing clause (d) and as long as no Default, Event of Default or Overadvance exists or would be caused thereby, (i) intercompany loans by an Obligor to an Obligor, and (ii) intercompany loans among Obligors and Subsidiaries (other than intercompany loans from U.S. Borrower to Singapore Borrower) in an aggregate amount outstanding at any time not to exceed $10,000,000.

10.2.8.               Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five (5) Business Days prior to the date of payment, that all conditions under such agreement have been satisfied (provided, that the failure to so certify shall not result in an Event of Default)); or (b) Borrowed Money described on Schedule 10.2.8 prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).  Notwithstanding the foregoing, any Borrower may make any such payment if, (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior and upon giving effect thereto, Aggregate Availability is greater than or equal to 25% of the Revolver Commitments at such time and the Fixed Charge Coverage Ratio (for this purpose, after giving pro forma effect to such payment) is greater than or equal to 1.1 to 1.0, (b) upon giving effect thereto, U.S. Availability is greater than or equal to $5,000,000, (c) if any such payment is funded by a Borrowing hereunder, the sum of (i) the aggregate amount of all such payments funded by Borrowings hereunder plus (ii) the aggregate amount of all Distributions permitted under Section 10.2.4 funded by Borrowings hereunder, shall not exceed $10,000,000 in any Fiscal Year, and (d) immediately prior and upon giving effect thereto, no Default or Event of Default exists.

10.2.9.               Fundamental Changes.  Merge, amalgamate, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers, amalgamations or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.  Notwithstanding the foregoing, each Borrower may, and may cause any Subsidiary to, engage in any Permitted Restructuring Transaction.

10.2.10.         Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests to any Person (other than its existing shareholders) except director’s qualifying shares.

10.2.11.         Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date, in each case in any manner adverse in any material respect to Agent and Lenders.

10.2.12.         Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13.         Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.         Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; and (d) the Senior Notes Documents.

10.2.15.         Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.         Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental or reasonably related thereto.

10.2.17.         Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate involving aggregate consideration in excess of $2,500,000 in any Fiscal Year, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates shown on Schedule 10.2.17; (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; (g) transactions solely among Subsidiaries that are not Obligors; (h) Distributions and Investments that are permitted hereunder; and (i) payments by Parent or any Subsidiaries to any of the Permitted Holders made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Disinterested Directors (as defined in the Senior Notes Indenture) in good faith; provided that the aggregate amount of such payments may not exceed $5,000,000 in any calendar year.

10.2.18.         Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19.         Amendments to Subordinated Debt.  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

10.2.20.         UBS VAT Restricted Cash.  Permit the aggregate amount of UBS VAT Restricted Cash to exceed €2,000,000 at any time.

10.3.                     Financial Covenant.  Until Full Payment of the Obligations has occurred, Borrowers shall:

10.3.1.               Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of at least 1.1 to 1.0 for each period of four Fiscal Quarters ending during or immediately before any Covenant Testing Trigger Period.

SECTION 11.                     EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.                     Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)                                  A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)                                 Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)                                  A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)                                 An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within fifteen (15) days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)                                  A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders or as a result of the termination thereof in accordance with its terms);

(f)                                    Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt

(other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; or any breach or default of an Obligor occurs under any Convertible Notes Document or Senior Notes Document;

(g)                                 Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor unless the insurer has denied coverage), and the same shall remain undischarged, unvacated or unbonded for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, by reason of a pending appeal or otherwise;

(h)                                 A loss, theft, damage or destruction occurs (i) with respect to any Collateral included in the calculation of the Borrowing Base if the amount not covered by insurance exceeds $5,000,000 and (ii) with respect to any Collateral not included in the calculation of the Borrowing Base which could reasonably be expected to have a Material Adverse Effect;

(i)                                     An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business which could reasonably be expected to have a Material Adverse Effect; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business which could reasonably be expected to have a Material Adverse Effect; there is a cessation of any material part of an Obligor’s business for a material period of time which could reasonably be expected to have a Material Adverse Effect; any material Collateral or Property of an Obligor is taken or impaired through condemnation which could reasonably be expected to have a Material Adverse Effect; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j)                                     Singapore Borrower is declared by the Minister for Finance in Singapore to be a declared company under the provisions of Part IX of the Companies Act, Chapter 50 of Singapore.

(k)                                  An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and:  the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within thirty (30) days after filing, or an order for relief is entered in the proceeding;

(l)                                     An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan which, in each case, could reasonably be expected to have a Material Adverse Effect; or

(m)                               A Change of Control occurs; any Parent Default occurs; or Parent amends, supplements or otherwise modifies any of the Senior Notes Documents.

11.2.                     Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)                                  declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)                                 terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base;

(c)                                  require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)                                 exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Borrower agrees that ten (10) days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3.                     License.  For the purpose of enabling Agent to exercise rights and remedies under this Agreement at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of each Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.  The foregoing license shall be subject to those Licenses granted to the Borrowers in effect on the date hereof and those granted to any Borrower hereafter, as permitted under the Loan Documents, to the extent conflicting.

11.4.                     Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such

Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided, that all such deposits of Singapore Borrower and any other Foreign Subsidiary shall only be applied against the Singapore Obligations.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.                     Remedies Cumulative; No Waiver.

11.5.1.               Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.               Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.                     AGENT

12.1.                     Appointment, Authority and Duties of Agent.

12.1.1.               Appointment and Authority.  Each Lender appoints and designates Bank of America as Agent hereunder.  Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2.               Duties.  Agent shall not have any duties except those expressly set forth in the

Loan Documents.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3.     Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.     Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Revolver Loans held by one Lender without accelerating and demanding payment of all other Revolver Loans, nor to terminate the Revolver Commitments of one Lender without terminating the Revolver Commitments of all Lenders.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2.       Agreements Regarding Collateral and Field Examination Reports.

12.2.1.     Lien Releases; Care of Collateral.  Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition (other than a Permitted Asset Disposition to an Obligor) or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders.  Lenders authorize Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.     Possession of Collateral.  Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3.     Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Revolver Loans and other Obligations.  Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3.       Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4.       Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5.       Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6.       Indemnification of Agent Indemnitees.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT).  In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7.       Limitation on Responsibilities of Agent.  Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents.  Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8.       Successor Agent and Co-Agents.

12.8.1.     Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least thirty (30) days written notice thereof to Lenders and Borrower Agent.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2.     Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9.       Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder.  Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary.  Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10.     Replacement of Certain Lenders.  If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within one hundred twenty (120) days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within twenty (20) days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11.     Remittance of Payments and Collections.

12.11.1.        Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2.        Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3.        Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12.     Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13.     Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14.     No Third Party Beneficiaries.  This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.       BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.       Participations.

13.2.1.     Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2.     Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3.     Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3.       Assignments.

13.3.1.     Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $5,000,000; and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Revolver Loans; provided, however, that any payment by a Borrower to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy such Borrower’s obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2.     Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Revolver Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14.       MISCELLANEOUS.

14.1.       Consents, Amendments and Waivers.

14.1.1.     Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)           without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)           without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.2;

(c)           without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Revolver Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d)           without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definition of Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate or increase total Revolver Commitments; (vi) release Collateral with a book value greater than $5,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

14.1.2.     Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document.  The making of any Revolver Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3.     Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2.       Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.  Borrowers agree to pay all reasonable fees and out-of-pocket expenses that are incurred by each Lender in connection with the enforcement or protection of its rights in connection with the Agreement or any other Loan Document.

14.3.       Notices and Communications.

14.3.1.     Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2.     Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3.     Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4.       Performance of Borrowers’ Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.       Credit Inquiries.  Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6.       Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.       Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.       Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9.       Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10.     Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11.     No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12.     Confidentiality.  Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f)

subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business, other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by the Obligor or Subsidiary, provided that, in the case of information received from an Obligor or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13.     Certifications Regarding Senior Notes Documents.  Borrowers certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates any of the Senior Notes Documents.  Borrowers further certify that the Revolver Commitments and Obligations constitute a “Credit Facility” and “Permitted Debt” under the Senior Notes Documents.

14.14.     GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS) ; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

14.15.     CONSENT TO FORUM.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.16.     Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each

Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17.     Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

14.18.     Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the applicable Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Agent against such loss. The term “rate of exchange” in this Section 14.18 means the spot rate at which Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

KEMET ELECTRONICS CORPORATION

By:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Title:	Chief Financial Officer
Address:
2835 KEMET Way
Simpsonville, South Carolina 29681
Attn: Chief Financial Officer
Telecopy: (864) 228-4161

With a copy to:

Kirkland & Ellis, LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention: H. Kurt von Moltke, P.C.
Telecopy: (312) 862-2200
E-mail: kvonmoltke@kirkland.com

KEMET ELECTRONICS MARKETING (S) PTE LTD.

By:	/s/ How Kian Peng
Name:	How Kian Peng
Title:	Director
Address:
1 Scotts Road
#15-07/10 Shaw Centre
Singapore 228208
Attn: How Kian Peng
Telecopy: +65 6586 1902

Signature Page to Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Steven Blumberg
Name:	Steven Blumberg
Title:	Senior Vice President
Address:
3000 Galleria Parkway
Suite 800
Atlanta, Georgia 30339
Attn: Andrew Doherty
Telecopy: (312) 453-4665
E-mail: andrew.doherty@baml.com

With a copy to:

Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, New York 10169
Attention: Richard L. Stehl
Telecopy: (917) 368-7109
E-mail: rstehl@oshr.com

Signature Page to Loan and Security Agreement

EXHIBIT A

to

Loan and Security Agreement

REVOLVER NOTE

September , 2010	$	New York, New York

[KEMET ELECTRONICS CORPORATION, a Delaware corporation][KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation] (“Borrower”), for value received, hereby unconditionally promises to pay to the order of                                                          (“Lender”), the principal sum of                                                              DOLLARS ($                      ), or such lesser amount as may be advanced by Lender as [U.S.][Singapore] Revolver Loans and owing as [U.S.][Singapore] LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of September [29], 2010, among Borrower, [KEMET Electronics Corporation, a Delaware corporation][KEMET Electronics Marketing (S) Pte Ltd., a Singapore corporation], Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Revolver Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Revolver Note is issued pursuant to and evidences [U.S.][Singapore] Revolver Loans and [U.S.][Singapore] LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower.  The Loan Agreement contains provisions for acceleration of the maturity of this Revolver Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Revolver Note is hereby authorized by Borrower to record on a schedule annexed to this Revolver Note (or on a supplemental schedule) the amounts owing with respect to [U.S.][Singapore] Revolver Loans and [U.S.][Singapore] LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Revolver Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Revolver Note.  Each Borrower and all endorsers, sureties and guarantors of this Revolver Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Revolver Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Revolver Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.  Borrower agrees to pay, and to save the holder of this Revolver Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Revolver Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Revolver Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Revolver Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Revolver Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Revolver Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

Attest:	KEMET ELECTRONICS [CORPORATION] [MARKETING (S) PTE LTD.]

Secretary
By
[Seal]		Title:

2

EXHIBIT B

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of September [29], 2010, as amended (“Loan Agreement”), among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“U.S. Borrower”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrower, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

                                                           (“Assignor”) and                                                                               (“Assignee”) agree as follows:

1.             Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                 of Assignor’s outstanding Revolver Loans and $                       of Assignor’s participations in LC Obligations and (b) the amount of $                     of Assignor’s Revolver Commitment (which represents         % of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.             Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $                     and the outstanding balance of its Revolver Loans and participations in LC Obligations is $                    ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the Revolver Note[s] held by it and requests that Agent exchange such Revolver Note[s] for new Revolver Notes payable to Assignee [and Assignor].]

3.             Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;

(d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.             This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.             Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)                                  If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)                                 If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

2

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                           .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

3

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of September [29], 2010, as amended (“Loan Agreement”), among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“U.S. Borrower”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrower, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of                         , 20     (“Assignment Agreement”), between                                      (“Assignor”) and                                          (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $                 of Assignor’s outstanding Revolver Loans and $                       of Assignor’s participations in LC Obligations and (b) the amount of $                     of Assignor’s Revolver Commitment (which represents         % of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $                  , and Assignee’s Revolver Commitment to be increased by $                  .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                           .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

KEMET ELECTRONICS CORPORATION

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By
Title:

2

EXHIBIT E-1

to

Loan and Security Agreement

NOTICE OF BORROWING

Date:                              , 20

To:                             Bank of America, N.A., as agent under the Loan and Security Agreement, dated as of September         , 2010 (as amended, restated, replaced, refinanced, modified or supplemented from time to time, the “Loan Agreement”), by and among KEMET Electronics Corporation, a Delaware corporation (“U.S. Borrower” or “Borrower Agent”), KEMET Electronics Marketing (S) Pte Ltd., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrower, collectively, “Borrowers”), the financial institutions party thereto from time to time as lenders (collectively, “Lenders”) and Bank of America, N.A., a national banking association, as agent for the Lenders (“Agent”).

Ladies and Gentlemen:

The undersigned Borrower Agent refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you irrevocable notice of the Borrowing requested by the undersigned specified below:

1.                                      The Business Day of the proposed Borrowing is                           , 201     (the “Borrowing Date”).

2.                                      The aggregate amount of the proposed Borrowing is as follows:

U.S. Revolver Loans [$                        ].

3.                                      The Borrowing is to be comprised of [$                     of U.S. Base Rate Revolver Loans] [$                         of U.S. LIBOR Revolver Loans].

4.                                      The duration of the Interest Period(s) for the LIBOR Revolver Loans, if any, included in the Borrowing shall be as follows: [List duration(s)].

The undersigned Borrower Agent hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date, both before and after giving effect to the proposed Borrowing and to the application of the proceeds therefrom:

(a)                                 No Default or Event of Default exists or would result from such Borrowing;

(b)                                 The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except for representations and warranties that expressly relate to an earlier date); and

(c)                                  No event has occurred and no circumstance exists that has had or could reasonably be expected to have a Material Adverse Effect.

BORROWER AGENT

KEMET ELECTRONICS CORPORATION

By
Title:

2

EXHIBIT E-2

to

Loan and Security Agreement

<TO BE TYPED ON COMPANY’S LETTER-HEAD>

Date:

Bank of America, NA	Fax No:
#17-00 Republic Plaza Tower 1	Original to follow
9 Raffles Place
Singapore 048619

Attention:  Ms Joy Tan, Client Service Team

Dear Sirs,

DRAWDOWN OF REVOLVING FACILITY (SINGAPORE BASE RATE REVOLVER LOAN) OF XXXXXX (Amount in USD)

1.              We wish to drawdown a Singapore Base Rate Revolver Loan as follows:

Amount:

Value Date:

2.              Please debit the above drawdown amount from the Loan Account ####-#####-### and credit to the Disbursement Account No: ####-#####-###

3.                                      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date, both before and after giving effect to the proposed Borrowing and to the application of the proceeds therefrom:

(a)                                 No Default or Event of Default exists or would result from such Borrowing;

(b)                                 The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except for representations and warranties that expressly relate to an earlier date); and

(c)                                  No event has occurred and no circumstance exists that has had or could reasonably be expected to have a Material Adverse Effect.

Yours faithfully,

<NAME OF CREDIT TAKER>

Authorized Signatory	Authorized Signatory

[to be signed in accordance to the Board Resolution for operation of the credit facility]

2

EXHIBIT E-3

to

Loan and Security Agreement

<TO BE TYPED ON COMPANY’S LETTER-HEAD>

Date:

Bank of America, NA	Fax No:
#17-00 Republic Plaza Tower 1	Original to follow
9 Raffles Place
Singapore 048619

Attention:  Ms Joy Tan, Client Service Team

Dear Sirs,

DRAWDOWN OF SHORT TERM ADVANCE (SINGAPORE LIBOR REVOLVER LOAN) OF XXXXXX (Amount in USD)

1.              We wish to drawdown a short term advance as follows:

Amount:

Value Date:

Maturity Date:

Tenure:

Interest Cost:

2.              Please credit the loan proceeds to the Disbursement Account No: ####-#####-###

3.                                      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date, both before and after giving effect to the proposed Borrowing and to the application of the proceeds therefrom:

(a)                                 No Default or Event of Default exists or would result from such Borrowing;

(b)                                 The representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except for representations and warranties that expressly relate to an earlier date); and

(c)                                  No event has occurred and no circumstance exists that has had or could reasonably be expected to have a Material Adverse Effect.

Yours faithfully,

<NAME OF CREDIT TAKER>

Authorized Signatory	Authorized Signatory

[to be signed in accordance to the Board Resolution for operation of the credit facility]

SCHEDULE 1.1

to

Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$50,000,000